UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Electronic Arts Inc.

(Name of Registrant as Specified In Its Charter)

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June 30, 2006
DEAR FELLOW STOCKHOLDERS:
You are cordially invited to join us at our 2006 Annual Meeting of Stockholders on July 27, 2006 at 2:00 p.m. The meeting will be held at the headquarters campus of Electronic Arts in Building 250 (please note that the street address for Building 250 is 250 Shoreline Drive, Redwood City, California). At this meeting, we are asking the stockholders to:

•	Elect nine directors;

•	Approve a program to permit eligible employees to voluntarily exchange significantly “underwater” stock options for a lesser number of shares of restricted stock or restricted stock units to be granted under the 2000 Equity Incentive Plan;

•	Approve amendments to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan; and

•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2007.
After the meeting, we will report on our performance in the last year and answer your questions.
Enclosed with this proxy statement are your proxy card and voting instructions and our 2006 annual report. We encourage you to conserve natural resources, expedite the delivery of future communications, and help us reduce our printing and mailing costs, by signing up for electronic delivery of our stockholder communications. For more information, see Electronic Delivery of Our Stockholder Communications in the attached proxy statement.
We know that it is not practical for most stockholders to attend the Annual Meeting in person. If you would like to listen to the Annual Meeting via webcast, please visit our website at investor.ea.com. Whether or not you are able to attend in person, your vote is important. In addition to using the enclosed proxy card to vote your shares, you may also vote your shares via the Internet or a toll-free telephone number. Instructions for using these services are provided on your proxy card.
I look forward to seeing you at the meeting.
Sincerely,
Lawrence F. Probst III
Chairman and Chief Executive Officer
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE STRONGLY ENCOURAGE YOU TO DESIGNATE THE PROXIES SHOWN ON THE ENCLOSED CARD SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING.

Notice of 2006 Annual Meeting of Stockholders

DATE:	July 27, 2006

TIME:	2:00 p.m.

PLACE:	ELECTRONIC ARTS HEADQUARTERS Building 250* 209 Redwood Shores Parkway Redwood City, CA 94065

* Please note: Building 250 is located on the headquarters campus at 250 Shoreline Drive
MATTERS TO BE VOTED UPON:

1.	The election of nine directors to hold office for a one-year term;

2.	An exchange program in which eligible employees will be offered the opportunity to surrender significantly “underwater” stock options in exchange for a lesser number of shares of restricted stock or restricted stock units to be granted under the 2000 Equity Incentive Plan, provided that Proposal 3 is also approved by the stockholders;

3.	Amendments to the 2000 Equity Incentive Plan to (i) increase to 15 million shares the limit on the total number of shares underlying awards of restricted stock and restricted stock units that may be granted under the Equity Plan, and (ii) limit the number of shares subject to options surrendered and cancelled in the Exchange Program that will be available for issuance under the Equity Plan;

4.	An amendment to the 2000 Employee Stock Purchase Plan to increase by 1.5 million the number of shares of common stock reserved for issuance under the Purchase Plan;

5.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2007; and

6.	Any other matters that may properly come before the meeting.
OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES AND FOR EACH PROPOSAL.
Stockholders of record at the close of business on June 6, 2006 are entitled to notice of the meeting and to attend and vote at the meeting. A complete list of these stockholders will be available at Electronic Arts’ headquarters prior to the meeting.
By Order of the Board of Directors,
Stephen G. Bené
Senior Vice President, General Counsel
and Secretary

PROXY STATEMENT
Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
The Board has set June 6, 2006, as the record date for the meeting. Stockholders who owned common stock on that date are entitled to notice of the meeting, and to attend and vote at the meeting, with each share entitled to one vote. There were 306,158,333 shares of common stock outstanding on the record date.
Voting materials, which include the proxy statement, proxy card and our 2006 annual report, were first mailed to stockholders on or about June 30, 2006.
In this proxy statement:

•	“EA”, “we” and “the Company” mean Electronic Arts Inc.

•	“2000 Equity Plan” and “Equity Plan” mean EA’s 2000 Equity Incentive Plan.

•	“2000 Purchase Plan” and “Purchase Plan” mean EA’s 2000 Employee Stock Purchase Plan.

•	Holding shares in “street name” means your EA shares are held in an account at a bank, brokerage firm or other nominee.

•	“Common Stock” means EA’s common stock, as described in EA’s current Amended and Restated Certificate of Incorporation.

•	We use “overhang” to refer to the total number of shares subject to outstanding equity awards (such as stock options and restricted stock units) as a percentage of our total shares of Common Stock outstanding.

•	“Fiscal 2007”, “fiscal 2006”, “fiscal 2005”, “fiscal 2004” and “fiscal 2003” refer to EA’s fiscal years ending or ended (as the case may be) on March 31, 2007, 2006, 2005, 2004 and 2003, respectively.

•	We use “independent auditors” to refer to an independent registered public accounting firm.

•	Unless otherwise noted, all share and per-share information has been adjusted to reflect the November 2003 two-for-one split of our common stock.
HOW TO VOTE YOUR SHARES
We are pleased to offer you three options for designating the proxies and indicating your voting preferences:

(1)	You may complete, sign, date and return by mail the enclosed proxy card;

(2)	You may follow the instructions found on the proxy card and vote by telephone; or

(3)	You may follow the instructions found on the proxy card and vote via the Internet.
If you choose to vote via telephone or the Internet, you will have a PIN number assigned to you on the proxy card that you will use to safeguard your vote.
ELECTRONIC DELIVERY OF OUR STOCKHOLDER COMMUNICATIONS
If you are a beneficial holder or your shares are held in “street name” (your shares are held by a bank, brokerage firm, or other nominee) and you received your annual meeting materials by mail, we encourage you to conserve natural resources, expedite the delivery of future communications, and help reduce our printing and mailing costs, by signing up to receive future stockholder communications via e-mail. With electronic delivery, you will be notified via e-mail as soon as EA’s next annual report and proxy statement are available on the Internet, and you can easily submit your stockholder votes online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery, please visit www.icsdelivery.com/erts to enroll.
Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please contact our Investor Relations department at 650-628-7352.

COMMONLY ASKED QUESTIONS AND ANSWERS
Why am I receiving this proxy statement and proxy card?
This proxy statement describes proposals on which you, as a stockholder, are being asked to vote. It also gives you information on these proposals, as well as other information so that you can make an informed decision. You are invited to attend the Annual Meeting to vote on the proposals, but you do not need to attend in person in order to vote. You may, instead, follow the instructions below to vote by mail using the enclosed proxy card, or to vote by telephone or over the Internet. By doing so, you are giving a proxy appointing Lawrence F. Probst III (the Company’s Chief Executive Officer) and Warren C. Jenson (the Company’s Chief Financial and Administrative Officer) to vote your shares at the meeting as you have instructed. If a proposal comes up for vote at the meeting that is not on the proxy card, or if you do not indicate an instruction, Mr. Probst and Mr. Jenson will vote your shares according to their best judgment. Even if you currently plan to attend the meeting, it is a good idea to complete and return your proxy card, or vote by telephone or on the Internet, before the meeting date just in case your plans change.
Who can vote at the Annual Meeting?
Stockholders who owned common stock on June 6, 2006 may attend and vote at the Annual Meeting. Each share of common stock is entitled to one vote. There were 306,158,333 shares of common stock outstanding on June 6, 2006.
What am I voting on?
We are asking you to:

•	Elect nine directors;

•	Approve a program to permit eligible employees to voluntarily exchange significantly “underwater” stock options for a lesser number of shares of restricted stock or restricted stock units to be granted under the 2000 Equity Incentive Plan (the “Exchange Program”);

•	Approve amendments to the 2000 Equity Incentive Plan to (a) increase by 11 million shares the limit on the total number of shares underlying awards of restricted stock and restricted stock units that may be granted under the Equity Plan — from 4 million to 15 million shares, and (b) if the Exchange Program is approved by stockholders, to limit the number of shares subject to options surrendered and cancelled in the Exchange Program that will be available for issuance under the Equity Plan to a total of 7 million plus the number of shares necessary for the issuance of the restricted stock rights to be granted in connection with the Exchange Program;

•	Approve an amendment to the 2000 Employee Stock Purchase Plan to increase by 1.5 million the number of shares of common stock reserved for issuance under the Purchase Plan; and

•	Ratify the appointment of KPMG LLP as our independent auditors for fiscal 2007.
How do I vote?
You may vote by mail.

Complete, date, sign and mail the enclosed proxy card in the postage pre-paid envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you do not mark your voting instructions on the proxy card, your shares will be voted:

•	for the election of the nine nominees for director;

•	for approval of the Exchange Program;

•	for the proposed amendments to the 2000 Equity Incentive Plan;

•	for the proposed amendment to the 2000 Employee Stock Purchase Plan; and

•	for ratification of the appointment of KPMG LLP as our independent auditors for fiscal 2007.

You may vote by telephone.

You may do this by following the “Vote by Telephone” instructions on your proxy card. If you vote by telephone, you do not have to mail in your proxy card.
You may vote on the Internet.

You may do this by following the “Vote by Internet” instructions on your proxy card. If you vote by Internet, you do not have to mail in your proxy card. The law of Delaware, where we are incorporated, allows a proxy to be sent electronically, so long as it includes or is accompanied by information that lets the inspector of elections determine it has been authorized by the stockholder.
You may vote in person at the meeting.

You may complete the ballot we will pass out to any stockholder who wants to vote at the meeting. However, if you hold your shares in street name, you must obtain a proxy from the institution that holds your shares in order to vote at the meeting.
What does it mean if I receive more than one proxy card?
It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards, or follow the instructions on each to vote by telephone or over the Internet, to ensure that all your shares are voted.
What if I change my mind after I give my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Secretary at our corporate headquarters address listed on the Notice of Meeting);

•	Signing another proxy with a later date;

•	Voting by telephone or on the Internet at a later date (your latest vote is counted); or

•	Voting in person at the meeting.
Your proxy will not be revoked if you attend the meeting but do not vote.
Who will count the votes?
An employee of Wells Fargo Shareowner Services will tabulate the votes and act as the inspector of election.
How many shares must be present to hold the meeting?
To hold the meeting and conduct business, a majority of EA’s outstanding voting shares as of June 6, 2006 must be present or represented by proxies at the meeting. On this date a total of 306,158,333 shares of common stock were outstanding and entitled to vote. Shares representing a majority, or 153,079,167 of these votes must be present. This is called a quorum.
Shares are counted as present at the meeting if:

•	They are voted in person at the meeting, or

•	The stockholder has properly submitted a proxy card or voted via telephone or the Internet.
Will my shares be voted if I do not sign and return my proxy card?
If your shares are registered in your name, they will not be voted unless you submit your proxy card, vote by telephone or on the Internet or vote in person at the meeting.

How will my shares be voted if they are held in “street name”?
If your shares are held in “street name”, you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. If you do not give your broker or nominee instructions as to how to vote your shares, they may be voted only on matters for which the broker or nominee has discretionary authority under applicable rules. These “broker non-votes” will be counted for purposes of determining whether a quorum is present but will not be counted for any purpose with respect to Proposals 2, 3 and 4.
How are votes counted?
In the election of directors, you may vote either “for” each nominee or withhold your vote. You may vote “for”, “against” or “abstain” on each of the other proposals. Abstentions, although counted for purposes of determining whether a quorum is present, will not be counted for any other purpose with respect to Proposals 2, 3, 4 and 5.
If you sign and return your proxy without voting instructions, your shares will be counted as a “for” vote in favor of each nominee and in favor of each of the other proposals.
How many votes must the nominees have to be elected as Directors?
The nine nominees receiving the highest number of “for” votes will be elected as directors. This number is called a plurality.
What happens if one or more of the nominees is unable to stand for election?
The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Lawrence F. Probst III and Warren C. Jenson shall have the discretion to vote your shares for a substitute nominee. They cannot vote for more than nine nominees.
How many votes are required to pass the Exchange Program, the amendments to the 2000 Equity Plan and 2000 Purchase Plan, and to ratify the Company’s selection of independent auditors?
The Exchange Program, Equity Plan and Purchase Plan amendments and the ratification of independent auditors must receive a “for” vote of a majority of the voting shares present at the meeting in person or by proxy and voting on these proposals.
Where do I find the voting results of the meeting?
We will announce preliminary voting results at the meeting. We will also publish the final results in a quarterly report on Form 10-Q, which we will file with the Securities and Exchange Commission. Once filed, you can request a copy of the Form 10-Q by contacting our Investor Relations department at (650) 628-7352 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the Internet at http://investor.ea.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.
Why are you proposing the Exchange Program?
We are proposing the Exchange Program to:

•	offer a meaningful retention incentive for employees who currently hold stock options with exercise prices significantly higher than the current market prices of our Common Stock to remain with the Company;

•	to reduce our “overhang” of outstanding equity awards; and

•	to further align our outstanding equity compensation with our philosophy of using a mix of stock options and other equity-based incentives.
For more information regarding the Exchange Program, please see Proposal 2. Approval of the Exchange Program below.

Why are you amending the Equity Plan?
We are amending the Equity Plan to increase by 11 million shares the limit on the total number of shares underlying awards of restricted stock and restricted stock units — from 4 million to 15 million shares. If the proposed increase is not approved, we will have an insufficient number of shares available to issue restricted stock rights in connection with, and therefore will be unable to implement, the Exchange Program.
We are also proposing to amend the Equity Plan to limit the number of shares subject to options surrendered and cancelled in the Exchange Program that will be available for issuance under the Equity Plan to a total of 7 million plus the number of shares necessary for the issuance of the restricted stock rights to be granted in connection with the Exchange Program.
For more information regarding the proposed amendments to the Equity Plan, please see Proposal 3. Amendments to the 2000 Equity Incentive Plan below.
Why are you amending the Purchase Plan?
We are amending the Purchase Plan to increase the number of shares available for issuance by an additional 1.5 million shares. The Purchase Plan enables our employees to purchase our common stock through payroll deductions and provides continuing opportunities for our employees to become stockholders. It also provides an incentive for continued employment. Since the adoption of the Purchase Plan, we have experienced both significant growth in the number of employees, as well as an increase in the percentage of employees, who elect to participate in the Purchase Plan. We estimate that the proposed increase of shares available for issuance under the Purchase Plan will permit all current and potential future employees to fully participate in the Purchase Plan through at least the end of fiscal 2007, our current fiscal year.
For more information regarding the proposed amendment to the Purchase Plan, please see Proposal 4. Amendment to the 2000 Employee Stock Purchase Plan below.
Who will pay for this proxy solicitation?
We have retained Georgeson & Company Inc. to solicit proxies from stockholders at an estimated fee of $7,500 plus expenses and we will pay these costs. This fee does not include costs of preparing, assembling, printing, mailing and distributing the proxy statements and annual reports, all of which we will pay. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition, some of our officers, directors, employees and other agents may also solicit proxies personally, by telephone and by electronic and regular mail, and we will pay these costs as well. EA will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common stock.
Whom can I call with any questions about my shares?
You may contact your broker. If you don’t own your shares through a broker but are a shareholder of record, you may also call our transfer agent, Wells Fargo Shareowner Services, at 1-800-468-9716 or visit their web site at www.wellsfargo.com/shareownerservices.

PROPOSALS TO BE VOTED ON

PROPOSAL 1.	ELECTION OF DIRECTORS
At the Annual Meeting, stockholders will elect nine directors to hold office for a one-year term until the next Annual Meeting (or until their respective successors are elected and qualified). All nominees have consented to serve a one-year term, if elected.
The Board has nominated the following directors to stand for re-election this year:

•	M. Richard Asher

•	Leonard S. Coleman

•	Gary M. Kusin

•	Gregory B. Maffei

•	Timothy Mott

•	Vivek Paul

•	Lawrence F. Probst III

•	Linda J. Srere
In addition, the Board has nominated the following candidate to stand for election:

•	Richard A. Simonson
Mr. Simonson was referred to our Nominating and Governance Committee as a potential candidate for director by an external, independent recruiting firm. If elected, Mr. Simonson will fill the seat being vacated by Robert W. Pittman, a current director who will not be standing for re-election at the Annual Meeting.
Required Vote and Board of Directors’ Recommendation
The nine nominees receiving the highest number of “for” votes will be elected as directors. Shares represented by your proxy will be voted for the election of the nine nominees recommended by EA’s management unless you mark your proxy to “withhold authority” to so vote.
The Board recommends a vote FOR each of the nominees.
Director Biographies
Each of the following directors and Mr. Simonson have been nominated for election or re-election at the 2006 Annual Meeting.
M. Richard Asher
Director since 1984
Mr. Asher, age 74, is presently an attorney, a consultant, and an affiliate professor with Florida Atlantic University. He was a senior executive officer and CEO in the music and record business with CBS, Warner Brothers and PolyGram Records for over 25 years. Mr. Asher is a director of several private companies and previously served as a director for a number of public companies.

Leonard S. Coleman
Director since 2001
Mr. Coleman, age 57, served as Senior Advisor to Major League Baseball from 1999 until 2005 and, from 2001 to 2002, was the Chairman of ARENACO, a subsidiary of Yankees/ Nets. Mr. Coleman was President of The National League of Professional Baseball Clubs from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Mr. Coleman serves on the Board of Directors of the following public companies: Cendant Corporation; Omnicom Group Inc.; H.J. Heinz Company; Churchill Downs Inc.; and Aramark Corporation.
Gary M. Kusin
Director since 1995
Mr. Kusin, age 55, has been a Special Advisor to the Texas Pacific Group since June 2006. He served as the President and Chief Executive Officer of Fedex Kinko’s Office and Print Services, an operating division of Fedex, Inc. from August 2001 until February 2006. Fedex Kinko’s is a leading provider of document solutions and business services. From September 1998 to July 2001, he was the Chief Executive Officer of HQ Global Workplaces, Inc., a global leader in office outsourcing. In April 2002, HQ Global filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code and subsequently emerged from bankruptcy in October 2003. Prior to September 1998, Mr. Kusin was co-founder and Chairman of Kusin Gurwitch Cosmetics, LLC and co-founder and President of Babbages, Inc.
Gregory B. Maffei
Director since 2003
Mr. Maffei, age 46, has served as President and Chief Executive Officer of Liberty Media Corporation, which owns electronic retailing, media, communications and entertainment businesses and investments, since February 2006. He joined Liberty Media in November 2005 as CEO-Elect. From June 2005 until November 2005, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation. From 2000 until June 2005, Mr. Maffei served as Chief Executive Officer of 360networks Corporation, a broadband telecom service provider, and also became Chairman of the Board of 360networks in 2002. Previously, Mr. Maffei was with Microsoft Corporation from 1993 to 2000, in several positions, including Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Maffei also served as Chairman of Expedia, Inc. from 1999 to 2002. Mr. Maffei serves on the Board of Directors of Liberty Media.
Timothy Mott
Director since 1990
Mr. Mott, age 57, has been Chairman of All Covered, a nationwide information technology outsourcing company focused on small and mid-size businesses, since June 2000 and was Chief Executive Officer from November 2001 to February 2004. At various times prior to 1999, Mr. Mott co-founded and was Chairman of Audible Inc., co-founded and was Chief Executive Officer and Chairman of Macromedia Inc., co-founded and was Senior Vice President of Electronic Arts, and was a member of the research staff at Xerox PARC. Other than in his role as a director of EA, Mr. Mott has had no operating involvement with EA since he ceased serving as an executive officer in 1990.
Vivek Paul
Director since 2005
Mr. Paul, age 47, has been a partner with the Texas Pacific Group since October 2005. From July 1999 to September 2005, Mr. Paul served as Vice Chairman of the Board of Directors of Wipro, Ltd., a provider of integrated business, technology and process solutions, and Chief Executive Officer of Wipro Technologies, Wipro’s global information technology, product engineering, and business process services segments. From January 1996 to July 1999, Mr. Paul was General Manager of Global CT Business at General Electric, Medical Systems Division. From March 1993 to December 1995, he served as President and Chief Executive Officer of Wipro GE Medical Systems Limited. Mr. Paul holds a Bachelor of Engineering from the Birla Institute of Technology and Science, and an M.B.A. from the University of Massachusetts, Amherst.

Lawrence F. Probst III
Director since 1991
Mr. Probst, age 56, has been employed by EA since 1984. He has served as Chairman of the Board since July 1994, and Chief Executive Officer since May 1991. Previously Mr. Probst served as President from 1991 until 1998 and Senior Vice President of EA Distribution from 1987 to 1991. Mr. Probst holds a B.S. degree from the University of Delaware.
Richard A. Simonson
Candidate for Director
Mr. Simonson, age 47, has served as Executive Vice President and Chief Financial Officer of Nokia Corporation, a manufacturer of mobile devices and a leader in mobile network equipment, solutions and services since 2004. From 2001 until 2003, Mr. Simonson served as Vice President & Head of Customer Finance of Nokia. In 2001, Mr. Simonson was Managing Director of the Telecom & Media Investment Banking Group of Barclays Capital. Prior to joining Barclays Capital, Mr. Simonson spent 16 years at Bank of America Securities where he held various positions, including Managing Director & Head of Global Project Finance, Global Corporate & Investment Bank, San Francisco and Chicago. Mr. Simonson holds a B.S. degree from the Colorado School of Mines and an M.B.A. from Wharton School of Business at the University of Pennsylvania.
Linda J. Srere
Director since 2001
Ms. Srere, age 50, is currently a marketing and advertising consultant. Previously, Ms. Srere was President of Young & Rubicam Advertising. Since 1994, Ms. Srere held many positions with Young & Rubicam Inc. (“Y&R”), including Vice Chairman and Chief Client Officer, Executive Vice President and Director of Business Development, Group Managing Director, and in 1997, was named Chief Executive Officer of Y&R’s New York office, becoming the first female CEO in the company’s 75-year history. Ms. Srere also serves on the Board of Directors of aQuantive, Inc., a digital marketing services and technology company, and Universal Technical Institute, Inc., a technical education provider.
BOARD, BOARD MEETINGS, AND COMMITTEES
Our Board of Directors consists of nine directors. The Board has determined that Mr. Simonson and all of our current directors, other than Mr. Probst, are “independent” as that term is used in the NASDAQ Marketplace Rules.
The Board meets on a fixed schedule four times each year and also occasionally holds special meetings and acts by written consent. At each regularly scheduled meeting, the independent members of the Board meet in executive session separately without management present. A Lead Director, elected by the independent directors and serving a two-year term, is responsible for chairing executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board, serving as a liaison between the Chairman of the Board and the other independent directors, and overseeing the Board’s stockholder communication policies and procedures (including, under appropriate circumstances, meeting with stockholders). Our Lead Director may also call meetings of the independent directors. The term of our current Lead Director, Linda Srere, is set to expire at the 2006 Annual Meeting of Stockholders. The independent directors of the Board have elected Gary Kusin to replace Ms. Srere as Lead Director for a two-year term beginning with our 2006 Annual Meeting of Stockholders.
The Board currently has three committees, each of which operates under a charter approved by the Board: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. The Board of Directors amended and restated the Audit Committee’s charter in May 2006, amended the Compensation Committee’s charter in July 2005, and adopted the Nominating and Governance Committee’s charter in May 2003. A copy of the Audit Committee Charter may be found in Appendix C to this proxy statement. In addition, copies of the charters of each Committee may be found in the Investor Relations portion of our website at http://investor.ea.com. In accordance with the charters for each, and with current regulatory requirements, all members of these Committees are independent directors. During fiscal 2006, each director participated in at least 75% of all Board meetings and Committee meetings held during the period for which he or she was a member.
As of June 1, 2006, the Committee members were as follows:

Audit	Gregory B. Maffei (Chair), Gary M. Kusin and M. Richard Asher
Compensation	M. Richard Asher (Chair), Robert W. Pittman, and Linda J. Srere
Nominating and Governance	Linda J. Srere (Chair), Timothy Mott and Leonard S. Coleman
The Board is expected to review and, where appropriate, change Committee assignments at its regularly-scheduled meeting in July 2006.
Audit Committee
The Audit Committee assists the Board in its oversight of the Company’s financial reporting and other matters, and is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee is comprised of three directors, each of whom in the opinion of the Board of Directors meets the independence requirements and the financial literacy standards of the NASDAQ Marketplace Rules, as well as the independence requirements of the SEC. In the opinion of the Board of Directors, Mr. Maffei meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules. The Audit Committee met ten times in fiscal 2006. For further information about the Audit Committee, please see the Report of the Audit Committee below.
Compensation Committee
The Compensation Committee is responsible for setting the overall compensation strategy for the Company, for determining the compensation of the CEO and other executive officers and for overseeing the Company’s equity incentive plans and other benefit plans. In addition, the Compensation Committee is responsible for reviewing and recommending to the Board compensation for non-employee directors. The Compensation Committee is comprised of three directors, each of whom in the opinion of the Board of Directors meets the independence requirements of the NASDAQ Marketplace Rules and qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee met six times in fiscal 2006 and also acted frequently by written consent. For further information about the Compensation Committee, please see the Report of the Compensation Committee below.
Nominating and Governance Committee
The Nominating and Governance Committee is responsible for recommending to the Board nominees for election to the Board of Directors, for appointing directors to Board Committees, and for reviewing developments in corporate governance, reviewing and ensuring the quality of the Company’s succession plans, recommending formal governance standards to the Board, and establishing the Board’s criteria for selecting nominees for director and for reviewing from time to time the appropriate skills, characteristics and experience required of the Board as a whole, as well as its individual members. The Nominating and Governance Committee is comprised of three directors, each of whom in the opinion of the Board of Directors meets the independence requirements of the NASDAQ Marketplace Rules. The Nominating and Governance Committee met four times in fiscal 2006.
In evaluating nominees for director to recommend to the Board, the Nominating and Governance Committee will take into account many factors within the context of the characteristics and needs of the Board as a whole. While the specific needs of the Board may change from time to time, all nominees for director are considered on the basis of the following minimum qualifications:

•	the highest level of personal and professional ethics and integrity, including a commitment to EA’s ACTION values (as set forth in EA’s Global Code of Conduct);

•	practical wisdom and mature judgment;

•	broad training and significant leadership experience in business, entertainment, technology, finance, corporate governance, public interest or other disciplines relevant to the long-term success of EA;

•	the ability to gain an in-depth understanding of EA’s business; and

•	a willingness to represent the best interests of all EA stockholders and objectively appraise management’s performance.
In determining whether to recommend a director for re-election, the Nominating and Governance Committee will also consider the director’s tenure on the Board, past attendance at meetings, participation in and contributions to the activities of the Board, the Director’s continued independence (including any actual, potential or perceived conflicts of interest), as well as the director’s age and changes in his or her principal occupation or professional status.
The Nominating and Governance Committee believes that the continuing service of qualified incumbent directors promotes stability and continuity on the Board of Directors, contributing to the Board’s ability to work effectively as a collective body, while providing EA with the benefits of familiarity and insight into EA’s affairs that its directors have developed over the course of their service. Accordingly, consistent with past EA practice, the Nominating and Governance Committee will first consider recommending incumbent directors who wish to continue to serve on the Board for re-election at EA’s annual meeting of stockholders.
In situations where the Nominating and Governance Committee determines not to recommend an incumbent director for re-election, an incumbent director declines to stand for re-election, or a vacancy arises on the Board for any reason (including the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board), the Committee will commence a search for new director nominees. The Nominating and Governance Committee may, in its discretion, use a variety of means to identify and evaluate potential nominees for director. The Nominating and Governance Committee has used, and may continue to use, qualified search firms and may also work with members of EA’s Human Resources department to identify potential nominees meeting the Board’s general membership criteria discussed above. The Nominating and Governance Committee may also consider potential nominees identified by other sources, including current directors, senior management and stockholders. In determining whether to recommend a candidate to the Board of Directors, the Nominating and Governance Committee will consider the current composition and capabilities of current directors, as well as any additional qualities or capabilities considered necessary or desirable in light of the existing or anticipated needs of the Board.
The Nominating and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that it may also consider as one of the factors in its evaluation, the amount of EA voting stock held by the stockholder and the length of time the stockholder has held such stock. Stockholders wishing to submit candidates for consideration by the Nominating and Governance Committee may do so by writing to EA’s Corporate Secretary at 209 Redwood Shores Parkway, Redwood City, CA 94065, Attn: Director Nominations. To be considered by the Nominating and Governance Committee in connection with EA’s annual meeting of stockholders, recommendations must be submitted in writing to EA not less than 120 calendar days prior to the anniversary of the date on which EA’s proxy statement was released to stockholders in connection with the previous year’s annual meeting (on or about March 2, 2007 for our 2007 Annual Meeting of Stockholders). Recommendations should include: (1) the stockholder’s name, address and telephone number; (2) the amount and nature of record and/or beneficial ownership of EA securities held by the stockholder; (3) the name, age, business address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed candidate; (4) a description of the qualifications and background of the proposed candidate that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in EA’s Corporate Governance Guidelines; (5) the amount and nature of record and/or beneficial ownership of EA securities held by the proposed candidate, if any; (6) a description of all arrangements or understandings between the stockholder and the proposed candidate relating to the proposed candidate’s candidacy; (7) a statement as to whether the proposed candidate would be considered an independent director under applicable NASDAQ Marketplace Rules; (8) the consent of the proposed candidate (a) to be named in the proxy statement relating to EA’s annual meeting of stockholders, and (b) to serve as a director if elected at such annual meeting; and (9) any other information regarding the proposed candidate that may be required to be included in a proxy statement by applicable SEC rules. The Nominating and Governance Committee may request any additional information reasonably necessary to assist it in assessing a proposed candidate.
Corporate Governance Guidelines
Our Board of Directors has adopted, upon the recommendation of the Nominating and Governance Committee, a formal set of Corporate Governance Guidelines. A complete copy of the Corporate Governance Guidelines are available in the Investor Relations portion of our website at http://investor.ea.com. Our Corporate Governance Guidelines contain policies relating to:

•	Board membership and independence criteria;

•	Director resignations;

•	Executive sessions of independent directors led by a Lead Director;

•	Authority to hire outside advisors;

•	Director orientation and education;

•	Board and Committee self-evaluations;

•	Attendance at annual meetings of stockholders;

•	Stock ownership guidelines for our directors and executive officers;

•	Stockholder communications with the Board; and

•	Access to management, CEO evaluation and management succession planning.
Global Code of Conduct
Our Global Code of Conduct (which includes code of ethics provisions applicable to our directors, principal executive officer, principal financial officer, principal accounting officer, and other senior financial officers) is available in the Investor Relations section of our website at http://investor.ea.com. We will post amendments to our Global Code of Conduct in the Investor Relations section of our website. Copies of our charters and Global Code of Conduct are available without charge by contacting our Investor Relations department at (650) 628-7352.
Director Attendance at Annual Meetings
Our directors are expected to make every effort to attend our annual meeting of stockholders. Eight of our nine current directors attended our 2005 Annual Meeting of Stockholders.
Stockholder Communications with the Board of Directors
EA stockholders may communicate with the Board as a whole, with a committee of the Board, or with an individual director by sending a letter to EA’s Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, or by sending an email to StockholderCommunications@ea.com. All stockholder communications received will be handled in accordance with procedures approved by the independent directors serving on the Board. For further information regarding the submission of stockholder communications, please visit the Investor Relations portion of our website at http://investor.ea.com.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES
Mr. Probst, the Company’s Chief Executive Officer, is not paid additional compensation for his services as a director. During fiscal 2006, our non-employee directors received the following compensation:
Cash Compensation

•	$35,000 annual retainer for service on the Board of Directors;

•	$7,500 annual retainer for service on the Compensation or Nominating and Governance Committees;

•	$2,500 additional annual retainer for service as Chair of the Compensation or Nominating and Governance Committees;

•	$10,000 annual retainer for service on the Audit Committee; and

•	$5,000 additional annual retainer for service as Chair of the Audit Committee.
In addition, individual directors were eligible to earn up to $1,000 per day, with the approval of the Board of Directors, for special assignments, which may include providing advisory services to management in such areas as sales, marketing, public relations and finance (provided, however, no independent director is eligible for a special assignment if the assignment or payment for the assignment would prevent the director from being considered independent under applicable NASDAQ Marketplace or SEC rules). No directors earned any compensation for special assignments during fiscal 2006.
Stock Compensation
Upon their initial appointment or election to the Board, new directors receive an option grant to purchase 25,000 shares issued under the 2000 Equity Incentive Plan. Each continuing director receives an annual option grant to purchase 10,000 shares upon his or her re-election to the Board. In fiscal 2006, annual option grants to purchase 10,000 shares of common stock were made under the Equity Plan to each of the non-employee directors who was re-elected at the 2005 Annual Meeting of Stockholders, other than Mr. Paul. Because Mr. Paul had been appointed to the Board on June 15, 2005, the number of shares subject to his annual grant option was pro-rated to 833 shares. All annual grant options were granted on July 28, 2005, the date of the directors’ re-election to the Board, at an exercise price of $58.45 per share.
Under the Equity Plan, non-employee directors may elect to receive all or part of their cash compensation in the form of common stock. As an incentive for our non-employee directors to increase their stock ownership in EA, non-employee directors making such an election receive shares of common stock valued at 110% of the cash compensation they would have otherwise received.
The material terms regarding the exercise price of options, vesting, changes in capital structure, assumption of options and acceleration of vesting and prohibitions on “repricing” under the Equity Plan are contained in Appendix A to this proxy statement.
Stock Ownership Guidelines
Each non-employee director is required, within three years of becoming a director, to own shares of EA common stock having a value of at least 3 years’ annual retainer for service on the Board. As of June 1, 2006, each of our directors had either fulfilled their ownership requirements or had not yet reached three years of service.

PROPOSAL 2.     APPROVAL OF THE EXCHANGE PROGRAM
On June 19, 2006, our Board of Directors authorized, subject to stockholder approval, a voluntary program (the “Exchange Program”) that, if implemented, will permit our eligible employees to exchange certain outstanding stock options that are significantly “underwater” for a lesser number of shares of restricted stock or restricted stock units to be granted under our 2000 Equity Incentive Plan, provided that the proposed amendments to the Equity Plan are approved by the stockholders (see Proposal 3. Amendments to the 2000 Equity Incentive Plan). The Exchange Program will be open to all employees of the Company and any of our subsidiaries designated for participation by the Compensation Committee of the Board of Directors. However, members of the Board of Directors and our Named Executive Officers will not be eligible to participate. Options eligible for the Exchange Program (“Eligible Options”) will be those having exercise prices that are at least 115% of the average closing price of our Common Stock as reported on the NASDAQ National Market for the five business days preceding the date on which we commence the program. As a prerequisite to the implementation of the Exchange Program, stockholders must not only approve this proposal, but also approve the proposed amendment to the Equity Plan described in Proposal 3 below.
Eligible employees who elect to participate in the Exchange Program may surrender one or more outstanding grants of Eligible Options and receive in exchange awards for a lesser number of shares of Common Stock. These awards may consist either of shares of restricted stock or restricted stock units, subject to determination within the discretion of the Compensation Committee. In making this determination, the Compensation Committee will take into account factors including tax and other laws applicable to an exchange of options for such awards in each of the tax jurisdictions of our participating employees. Restricted stock is an award of shares of Common Stock that remain subject to forfeiture upon termination of employment until they have vested following a specified period of employment. Restricted stock units are rights to receive shares of Common Stock on specified future dates when those rights have vested following a required period of employment. In this proposal, we refer to both shares of restricted stock and restricted stock units as “restricted stock rights.” The weighted average ratio of shares subject to Eligible Options cancelled to restricted stock rights issued will be approximately 3.3-to-1 and is expected to range from 3-to-1 to 4-to-1, subject to adjustment as further described below. These exchange ratios have been selected to result in the issuance of restricted stock rights that have a value, as of the closing date of the Exchange Program (“Exchange Date”), that is equal to or less than the value, determined using the Black-Scholes option valuation model, of the options to be cancelled in exchange for the restricted stock rights. The restricted stock rights will be subject to vesting schedules ranging from a minimum of two years to a maximum of four years measured from August 1, 2006, depending on the extent to which the Eligible Options exchanged were vested (or, in the case of Eligible Options that cliff vest in their entirety after a minimum of three years, if at least 50% or more of the time required to vest has elapsed) prior to their cancellation.
Reasons for the Exchange Program
The Company has granted stock options periodically to a substantial portion of its employees and those of its subsidiaries. The Company has also assumed stock options in connection with certain acquisitions, including stock options granted by JAMDAT Mobile Inc., which was acquired by the Company in February 2006. Each stock option award specifies the exercise price that the employee must pay to purchase shares of Common Stock when the option is exercised. The exercise price per share is set at the closing market price of a share of our Common Stock on the date the option is granted. Employees receive value from their options only by exercising their rights under the options to purchase shares of Common Stock and subsequently selling the purchased shares at a price that exceeds their purchase price.
Restore Retention Incentives. Like many companies, our stock price has experienced significant volatility during the last several years. As a result, many of our employees hold options with exercise prices significantly higher than the current market price of our Common Stock. On June 19, 2006, options to purchase 18,463,724 shares held by our employees (other than our Named Executive Officers and non-employee directors), representing approximately 60% of outstanding options, had exercise prices greater than $41.21, the closing price of our Common Stock on that date, as reported on the NASDAQ National Market. These underwater options had a weighted average exercise price of $55.89 and a weighted average expected term of 6 years. On June 19, 2006, approximately 92% of our employees held at least some options that were underwater, and for approximately 63% of our employees all of their options were underwater. The exercise prices of options that were underwater on June 19, 2006, ranged from $41.49 to $65.93 per share. These underwater options may not be sufficiently effective as performance and retention incentives. We believe that to enhance long-term stockholder value we need to maintain competitive employee compensation and incentive programs that will assist us to motivate and retain our employees. By offering restricted stock rights, which are designed to deliver value without regard to an exercise price, we believe the Exchange Program will offer a meaningful retention incentive for eligible employees to remain with the Company.
Reduce Outstanding Overhang. Since many of the Eligible Options have been out of the money for an extended period of time, employees have had little or no incentive to exercise them. As a result, the value of our overhang (i.e., the total number of shares subject to outstanding equity awards as a percentage of our total shares of Common Stock outstanding) has decreased as a potential retention incentive for our employees. The Exchange Program will also serve to reduce our overhang, particularly that portion consisting of stock options having the highest exercise prices with the least employee retention value. Under the program, participating employees will receive significantly fewer restricted stock rights than the number of shares subject to the options they surrender. Because participating employees will exchange a greater number of options for a lesser number of restricted stock rights, there will be an immediate reduction in our overhang. For example, assuming that the average closing market price of our Common Stock for the five business days preceding the commencement of the Exchange Program is $41.21, options for a total of 15,989,086 shares having exercise prices greater than $47.39 (115% of $41.21) would be eligible for participation. If all of these Eligible Options are surrendered for cancellation, we would issue restricted stock rights for 4,829,496 shares, based on the exchange ratios described in the table set forth under “Exchange Ratios” below, resulting in a net reduction in overhang from the Exchange Program of 11,159,590 shares or approximately 3.6% of the number of shares of our Common Stock issued and outstanding as of June 19, 2006. In this example, assuming all Eligible Options were surrendered for cancellation in the Exchange Program and not taking into account additional stock option grant and exercise activity prior to completion of the Exchange Program, immediately following the conclusion of the Exchange Program, we would have (i) options outstanding to purchase 23,664,173 shares, with a weighted average exercise price of $26.88 and a weighted average remaining contractual term of 5.21 years, and (ii) 5,453,430 restricted stock rights outstanding (as compared to 623,934 restricted stock rights outstanding on June 19, 2006).
The actual reduction in our overhang that could result from the Exchange Program could differ materially from the example in the preceding paragraph and is dependent on a number of factors, including the exercise price at which outstanding options become eligible to participate in the Exchange Program and the actual level of employee participation in the program. The reduction in overhang would also be partially offset by the grant of additional awards under our Equity Plan, including the retention awards described in “Additional Retention Awards” below. As of June 19, 2006, there were 17,258,478 shares available for future issuance under the Equity Plan. In addition, consistent with the terms of the Equity Plan, we intend to (i) use shares subject to the options cancelled for the issuance of the restricted stock rights granted under the Exchange Program, and (ii) return up to a total of 7 million shares subject to the options cancelled in the Exchange Program to the Equity Plan to be available for issuance pursuant to future awards. While returning these shares to the Equity Plan will not have any immediate impact on our outstanding overhang, their use for future equity awards would increase our outstanding overhang.
Align Equity Incentives with Current Compensation Philosophy. In designing the terms of the Exchange Program and recommending its approval by the Board of Directors, the Compensation Committee took into account its philosophy of shifting from the exclusive use of stock options to using a mix of stock options and other equity-based incentives, such as restricted stock units, to provide long-term equity incentives to our employees (see “Compensation Committee Report on Executive Compensation —

Executive Compensation — Stock-Based Compensation”). By granting replacement awards consisting of restricted stock rights rather than new, at-the-money stock options, the Compensation Committee seeks to strengthen the Company’s equity-based retention incentives, while further aligning our existing equity compensation programs with our compensation philosophy.
Additional Retention Awards
The Compensation Committee believes that the Exchange Program alone will not necessarily provide a sufficiently strong retention incentive for certain key employees. Therefore, in addition to proposing adoption of the Exchange Program, the Compensation Committee has adopted a program of granting a mix of new stock option and restricted stock unit awards (the “Retention Awards”), consistent with our current equity compensation programs, to a targeted group of key employees, which may include our Named Executive Officers. The Retention Awards do not require stockholder approval and are therefore not part of Proposal 2. When implemented, the Compensation Committee anticipates granting a mix of stock options to purchase approximately 2.2 million shares and 600,000 restricted stock units to a select group of key employees. Retention awards granted to key employees at more senior positions will consist of a combination of stock options and restricted stock units, while others will receive Retention Awards solely in the form of restricted stock units. These Retention Awards will partially offset the reduction in overhang achieved by the Exchange Program. In the example used to illustrate the overhang discussion above, the net reduction in overhang achieved by the combination of the Exchange Program and the Retention Awards would be 8,359,590 shares, representing approximately 2.7% of the number of shares of our Common Stock issued and outstanding as of June 19, 2006. The Compensation Committee believes that this combination of the Exchange Program and the grant of new Retention Awards is necessary to achieve the Company’s primary objective of improving its ability to retain and motivate current employees, while still achieving a favorable impact on overhang.
Implementing the Exchange Program
We have not commenced the Exchange Program, and we will not do so unless our stockholders approve both this proposal and the amendments to the Equity Plan described in Proposal 3 contained in this proxy statement and the Compensation Committee determines that the Exchange Program complies with applicable regulatory requirements (as described in more detail below). The Exchange Program will commence at a time determined by the Compensation Committee. However, even if the Exchange Program and the Equity Plan amendments are approved by our stockholders, the Compensation Committee will retain the authority, in its discretion, to terminate, amend or postpone the Exchange Program at any time prior to expiration of the election period under the Exchange Program (provided, however, in no event will the Exchange Program permit the issuance of restricted stock rights having a value greater than the value of the stock options surrendered, as estimated using the Black-Scholes option valuation model).
Upon the commencement of the Exchange Program, eligible employees holding Eligible Options will receive written materials in the form of an “Offer to Exchange” explaining the precise terms and timing of the Exchange Program. Employees will be given at least 20 business days to elect to surrender their Eligible Options in exchange for restricted stock rights. At or before the commencement of the Exchange Program, we will file the Offer to Exchange with the Securities and Exchange Commission (the “SEC”) as part of a tender offer statement on Schedule TO. Eligible employees, as well as stockholders and members of the public, will be able to obtain the Offer to Exchange and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov.
Description of the Exchange Program
Eligible Options. As of June 19, 2006, options to purchase 39,653,259 shares of our Common Stock were outstanding under all of our equity compensation plans, including options assumed by the Company in connection with acquisitions. Of these, options to purchase 15,989,086 shares of Common Stock, having exercise prices ranging from $47.42 to $65.93, are held by eligible employees and would be eligible for exchange under the Exchange Program if the five-business-day average closing price of our Common Stock immediately preceding the commencement of the Exchange Program were equal to $41.21. The Compensation Committee will retain the discretion to adjust the threshold exercise price of options eligible to participate in the Exchange Program (using the five-business-day average closing price of our Common Stock immediately preceding the commencement of the Exchange Program) if there is a significant change in the market price of our Common Stock preceding the commencement of the Exchange Program in comparison to the average market price used in determining the exchange ratios described under “Exchange Ratios” below.
Eligible Employees. The Exchange Program will be open to all of our employees and employees of any of our subsidiaries designated for participation by the Compensation Committee who hold Eligible Options. However, members of our Board of Directors and our Named Executive Officers will not be eligible to participate. In addition, we may exclude employees in certain non-U.S. jurisdictions from the Exchange Program if local tax or other laws would make their participation infeasible or impractical. To be eligible, an employee must be employed by us or one of our participating subsidiaries both at the time the Exchange Program commences and on the date the surrendered options are cancelled and restricted stock rights are granted to replace them. Any employee holding Eligible Options who elects to participate but whose employment terminates for any reason prior to the grant of the restricted stock rights, including voluntary resignation, retirement, involuntary termination, layoff, death or disability, will not be eligible to participate in the Exchange Program and will instead retain his or her Eligible Options subject to their existing terms. As of June 19, 2006, Eligible Options were held by approximately 5,600 eligible employees.
Exchange Ratios. Our objective in determining the exchange ratios applicable under the Exchange Program is to provide for the grant of replacement restricted stock rights that will have a value no greater than the value of the stock options surrendered. We estimated the fair value of the Eligible Options using the Black-Scholes option valuation model. The Black-Scholes model is a common method used for estimating the fair value of a stock option, and we have been using this model for required footnote disclosures in our financial statements through our fiscal 2006. For purposes of estimating the fair value of an Eligible Option under the Black-Scholes model, the following factors were used:

(a) the option’s exercise price;

(b) an assumed value of $41.21 per share of our Common Stock, which was the closing price reported on the NASDAQ National Market on June 19, 2006;

(c) an expected volatility of our Common Stock price (the weighted average volatility of all Eligible Options was 54%);

(d) the expected term of the stock option (the weighted average expected term of all Eligible Options is 6 years);

(e) a risk-free interest rate (the weighted average risk-free interest rate of all Eligible Options was 5%); and

(f) no expected dividends.

We then discounted the resulting estimated fair value of the Eligible Options and grouped them into three exercise price ranges that also represent a range of associated Black-Scholes values. Finally, we determined an exchange ratio for each grouping of Eligible Options based on the relationship of the discounted Black-Scholes value estimate for the most valuable option within the group to an assumed fair market value of one share of our Common Stock to be made subject to a restricted stock right issued in the Exchange Program. For this purpose, we assumed a fair market value per share equal to the closing price per share of our Common Stock reported on the NASDAQ National Market on June 19, 2006. The following table provides for each of the three option exercise price ranges the number of shares subject to Eligible Options an employee must surrender in order to receive one restricted stock right in the Exchange Program, assuming an average closing market price of $41.21 per share for the five business days preceding the commencement of the Exchange Program:
Table of Example Exchange Ratios

		Exchange Ratio:	Total Restricted
	Total Shares	Stock Option Shares	Stock Rights
	Subject to	per Restricted	Granted (assuming
Exercise Price Range	Eligible Options	Stock Right*	100% participation)

$47.39 to $53.99	8,211,321	3.0 to 1	2,738,609
$54.00 to $60.99	4,055,795	3.5 to 1	1,160,150
$61.00 and greater	3,721,970	4.0 to 1	930,737

*	Actual exchange ratios will be subject to change at the discretion of the Compensation Committee if there is a change in the market price of our Common Stock preceding the commencement of the Exchange Program from the market price used in determining the exchange ratios set forth in this table or a change to any of the other factors used in the Black-Scholes calculation used to determine the exchange ratios; provided, however, in no event will the Exchange Program permit the issuance of restricted stock rights having a value greater than the value of the stock options surrendered, as estimated using the Black-Scholes option valuation model.
The total number of restricted stock rights a participating employee will receive with respect to a surrendered Eligible Option will be determined by dividing the number of shares subject to the surrendered option by the applicable exchange ratio and rounding up to the nearest whole share.
The valuation of the Eligible Options and estimate of the number of restricted stock rights that may be issued in the Exchange Program were made, and the exchange ratios were calculated, on the basis of the closing price per share of our Common Stock as reported on the NASDAQ National Market on June 19, 2006. The Compensation Committee will retain the discretion to adjust the threshold exercise price of options eligible to participate in the Exchange Program and the applicable exchange ratios if there is a change in the market price of our Common Stock preceding the commencement of the Exchange Program in comparison to the market price used in determining the exchange ratios set forth in the table above or a change to any of the other factors used in the Black-Scholes calculation used to determine the exchange ratios. However, in no event will the Exchange Program permit the issuance of restricted stock rights having a value greater than the value of the stock options surrendered, as estimated using the Black-Scholes option valuation model as of the Exchange Date.
Election to Participate. Participation in the Exchange Program will be entirely voluntary. Eligible employees will have an election period of at least 20 business days from the commencement of the Exchange Program in which to determine whether they wish to participate.
Vesting of Restricted Stock Rights. Restricted stock rights issued in the Exchange Program will be completely unvested at the time they are granted and will become vested on the basis of the participant’s continued employment with the Company or any of its subsidiaries. The restricted stock rights will have a minimum vesting period of two years measured from August 1, 2006, regardless of the extent to which the corresponding Eligible Options were vested upon surrender (even if the corresponding Eligible Options were already fully vested upon surrender). Eligible Options that are 50% or more vested (or, in the case of Eligible Options that cliff vest in their entirety after a minimum of three years, if at least 50% or more of the time required to vest has elapsed) on the date on which they are cancelled in the Exchange Program will be replaced by restricted stock rights vesting over a period of two years measured from August 1,

2006. Eligible Options that are less than 50% vested on the date on which they are cancelled in the Exchange Program will be replaced by restricted stock rights vesting over a period of three years measured from August 1, 2006. However, Eligible Options granted in 2006 will be replaced by restricted stock rights vesting over a period of four years measured from August 1, 2006. Restricted stock rights vesting over periods of two or four years will vest in substantially equal annual installments over the applicable period, while restricted stock rights vesting over a period of three years will vest at the rate of 25% in each of the first two years and 50% in the third year. A participant in the Exchange Program will generally forfeit any restricted stock rights received that remain unvested at the time his or her employment with us terminates for any reason.
Other Material Terms and Conditions of Restricted Stock Rights. Restricted stock rights issued in the Exchange Program will be granted pursuant to the Equity Plan and will be subject to its terms. Each share of restricted stock issued to a participant in the Exchange Program is a share of our Common Stock that remains subject to forfeiture upon the participant’s termination of employment until it has vested following a specified period of employment. Each restricted stock unit issued to a participant in the Exchange Program represents a right to receive one share of our Common Stock on a fixed settlement date, which is the date on which the restricted stock unit vests based on continued employment. A participant is not required to pay any monetary consideration to receive shares of our Common Stock upon receipt of a restricted stock award or settlement of restricted stock units. However, subject to the limitations described below, employees participating in the Exchange Program will recognize taxable income in connection with their restricted stock rights awards no later than the vesting of the award, although the applicable tax laws may vary from country to country. For our U.S. employees and many of our non-U.S. employees, this income is subject to income and employment tax withholding. The Company intends to satisfy its tax withholding obligations by deducting from the shares of Common Stock that would otherwise be released to employees upon the vesting of restricted stock or issued in settlement of restricted stock units a number of whole shares having a fair market value that does not exceed by more than the value of a fractional share the applicable minimum statutory withholding requirements. All other terms and conditions of the restricted stock rights issued in the Exchange Program will be substantially the same as those that apply generally to such awards granted under the Equity Plan, as described in Appendix A to this proxy statement.
Potential Modification to Exchange Program Terms to Comply with Governmental Requirements. The terms of the Exchange Program will be described in an Offer to Exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to materially modify the program’s terms, it is possible that we will need to alter the terms of the Exchange Program to comply with comments from the SEC. Changes in the terms of the Exchange Program may also be required for tax purposes for participants in the United States as the tax treatment of the Exchange Program is not entirely certain. In addition, we intend to make the Exchange Program available to our employees who are located outside of the United States, where permitted by local law and where we determine it is feasible and practical to do so. It is possible that we may need to make modifications to the terms offered to employees in countries outside the U.S. to comply with local requirements, or for tax or accounting reasons. The Compensation Committee of the Board of Directors will retain the discretion to make any such necessary or desirable changes to the terms of the Exchange Program.
Summary of United States Federal Income Tax Consequences
The following is a summary of the anticipated material United States federal income tax consequences of participating in the Exchange Program and of holding restricted stock rights. A more detailed summary of the applicable tax considerations to participants will be provided in the Offer to Exchange. The tax consequences of the Exchange Program are not entirely certain, however, and the Internal Revenue Service is not precluded from adopting a contrary position and the law and regulations themselves are subject to change. All holders of Eligible Options are urged to consult their own tax advisors regarding the tax treatment of participating in the Exchange Program under all applicable laws prior to participating in the Exchange Program. We believe the exchange of Eligible Options for restricted stock rights pursuant to the Exchange Program should be treated as a non-taxable exchange and the Company, our stockholders and employees should recognize no income for United States federal income tax purposes upon the surrender of Eligible Options and the grant of restricted stock rights (other than in the case of participants who receive restricted stock and make certain elections). For a summary of the current United States federal income tax consequences of restricted stock and restricted stock units we currently issue under the Equity Plan, see the discussion of the treatment of such awards contained in Appendix A to this proxy statement. The tax consequences of the receipt of restricted stock and stock units under the Equity Plan for participating non-United States employees may differ significantly from the United States federal income tax consequences described above and in Appendix A.
Accounting Treatment
Effective with our fiscal year commencing on April 2, 2006, we have adopted the provisions of Financial Accounting Standards Board’s Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), on accounting for share-based payments. Under SFAS No. 123R, to the extent the fair value of each award of restricted stock rights granted to employees exceeds the fair value of the stock options surrendered, such excess is considered additional compensation. This excess, in addition to any remaining unrecognized expense for the stock options surrendered in exchange for the restricted stock rights, will be recognized by the Company as an expense for compensation. This expense will be recognized ratably over the vesting period of the restricted stock rights in accordance with the requirements of SFAS No. 123R. In the event that any of the restricted stock rights are forfeited prior to their vesting due to termination of employment, the expense for the forfeited restricted stock rights will be reversed and will not be recognized. Because we do not anticipate issuing any restricted stock rights having a fair value in excess of the fair value of the stock options surrendered, we do not expect to recognize any incremental compensation cost as a result of the Exchange Program.
New Plan Benefits
Because the decision of eligible employees to participate in the Exchange Program is completely voluntary, we are not able to predict who or how many employees will elect to participate, how many options of any class described in the table above under “Exchange Ratios” will be surrendered for exchange or the number of restricted stock rights that may be issued. As noted above, members of our Board of Directors and our Named Executive Officers are not eligible to participate in the Exchange Program.
Effect on Stockholders
We are not able to predict the impact the Exchange Program will have on our stockholders because we are unable to predict how many or which employees will exchange their Eligible Options. The Exchange Program was designed to avoid any additional compensation charge and to reduce the overhang from outstanding stock options. As of June 19, 2006, assuming a five-business-day average closing price of our Common Stock of $41.21 immediately prior to the commencement of the Exchange Program, the maximum number of shares subject to Eligible Options which could be exchanged is 15,989,086 and the maximum number of shares of Common Stock underlying the restricted stock rights which could be issued using the exchange ratios set forth above is 4,829,496. As explained above, the net reduction in shares subject to outstanding equity awards resulting from the Exchange Program could be significantly lower depending on factors such as the level of participation by our employees in the Exchange Program. The reduction in overhang will also be partially offset by the grant of additional Retention Awards. In addition, we intend to return up to 7 million shares subject to options cancelled in the Exchange Program to the Equity Plan where they will be available for the grant of future awards.
Required Vote and Board of Directors Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting on this proposal.

Our Board of Directors believes that the proposed Exchange Program is favorable to the interests of our stockholders and, at the same time, will strengthen incentives for employees currently holding underwater stock options to remain with the Company and to contribute to our growth and success.
The Board recommends a vote FOR approval of the Exchange Program.

PROPOSAL 3.     AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN
The 2000 Equity Incentive Plan, which initially was approved by the stockholders on March 22, 2000, continues EA’s program of providing equity incentives to eligible employees, officers and directors. We offer these incentives in order to assist in recruiting, retaining and motivating qualified employees, officers and directors. Since the Equity Plan’s adoption, 67,400,000 shares of common stock have been reserved for issuance. The following summary of the proposed amendments to the Equity Plan is subject to the specific provisions contained in the full text of the Equity Plan, as proposed to be amended, which we have filed with the Securities and Exchange Commission along with this proxy statement. For more information regarding the Equity Plan, we urge you to read the full text of the Equity Plan, as proposed to be amended, or the summary of its material terms, as proposed to be amended, included as Appendix A of this proxy statement.
We continue to believe that alignment of the interests of our stockholders and our employees, officers and directors is best advanced through the issuance of equity incentives as a portion of their total compensation. In this way, we reinforce the link between our stockholders and our employees’, officers’ and directors’ focus on personal responsibility, creativity and stockholder returns. We also believe that delivering a portion of their total compensation in the form of long-term equity compensation helps encourage a long-term view in an industry that is subject to lengthy business cycles. Equity incentives such as stock options and restricted stock units also play an important role in our recruitment and retention strategies, as the competition for creative and technical talent and leadership in our industry is intense.
Having said this, we also recognize our responsibility to keep the dilutive impact of the equity incentives we offer within a reasonable range. For example, we decreased the size of option grants we made to our executive officers in fiscal 2004 and, following the two-for-one split of our common stock in November 2003, we did not increase our broad-based stock option award guidelines to reflect the split. During fiscal 2006, a year in which our employee base grew by approximately 1,050 people, we carefully managed stock option and restricted stock unit issuances, granting stock options to purchase a total of 7,576,630 shares (excluding 1,877,964 shares underlying options we assumed in connection with our acquisition of JAMDAT Mobile Inc.) and restricted stock units to acquire a total of 654,230 shares (excluding 10,096 shares underlying restricted stock units we assumed in connection with our acquisition of JAMDAT Mobile Inc.), together representing approximately 2.7% of our total shares outstanding. During fiscal 2005, fiscal 2004 and fiscal 2003, we granted stock options at an average annual rate of approximately 3.6% of total shares outstanding. Going forward, we intend to continue to responsibly manage issuances of equity incentive awards under the Equity Plan.
The Equity Plan also contains several features designed to protect stockholders’ interests. For example, the exercise price of outstanding options issued under the Plan may not be reduced without stockholder approval, and the Plan does not allow any options to be granted at less than 100% of fair market value. The Equity Plan also does not contain an “evergreen” provision whereby the number of authorized shares is automatically increased on a regular basis. In addition, the Equity Plan prohibits us from loaning, or guaranteeing the loan of, funds to participants under the Equity Plan.
We are proposing an amendment to the 2000 Equity Incentive Plan to increase by 11 million shares the limit on the total number of shares underlying awards of restricted stock and restricted stock units that may be granted under the Equity Plan — from 4 million to 15 million shares.
In May 2005, we began granting restricted stock units to certain of our U.S.-based employees, and in March 2006, we began offering restricted stock units to our employees throughout the world. As described in Proposal 2, with stockholder approval of that proposal and this Proposal 3, we expect to implement an Exchange Program under which eligible employees will be offered the opportunity to surrender significantly “underwater” stock options in exchange for a lesser number of shares of restricted stock or restricted stock units to be granted under the Equity Plan. While reducing the number of shares subject to outstanding stock options and equity awards in general, we anticipate that the Exchange Program will require the issuance of an estimated 4.8 million shares (based on a set of assumptions discussed in Proposal 2 above)

under the restricted stock and restricted stock unit awards to be granted in exchange for surrendered stock options. In addition, we expect restricted stock and/or restricted stock units to remain an important form of equity incentive compensation that we offer our employees worldwide, including, for example, as a component of the Retention Awards program described in Proposal 2 above under which we intend to grant restricted stock units to a select group of key employees. We therefore believe it is important that the Equity Plan be amended to allow us to issue an adequate amount of restricted stock and restricted stock units to attract, retain and motivate eligible employees and to provide the shares necessary for awards to be granted in exchange for stock options surrendered in the Exchange Program.
We are also proposing to amend the Equity Plan to limit the number of shares subject to options surrendered and cancelled in the Exchange Program that will again become available for issuance under the Equity Plan to 7 million plus the number of shares necessary for the issuance of the restricted stock rights to be granted in connection with the Exchange Program.
Under the existing terms of the Equity Plan, shares subject to awards that terminate without shares being issued automatically become available for issuance under other awards granted pursuant to the Equity Plan. In order to limit the number of shares that will be available for future issuance as a result of the Exchange Program, however, we do not intend to return every share subject to an award cancelled in the Exchange Program back to the Equity Plan. Instead, we only intend to (i) use shares subject to the options cancelled for the issuance of the restricted stock rights granted under the Exchange Program, and (ii) return up to a total of an additional seven million shares subject to the options cancelled in the Exchange Program to the Equity Plan to be available for issuance pursuant to future awards. While returning these shares back to the Equity Plan will not have any immediate impact on our overhang, their use for future equity awards would increase our overhang.
Required Vote and Board of Directors’ Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting on this proposal.
The Board recommends a vote FOR the amendments to the 2000 Equity Incentive Plan.

PROPOSAL 4.     AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN
The 2000 Employee Stock Purchase Plan, which initially was approved by the stockholders on July 27, 2000, provides our employees with a convenient means of purchasing equity in the Company through payroll deductions. It also provides an incentive for continued employment. Since its adoption, 5,300,000 shares of common stock have been reserved for issuance under the Purchase Plan.
Since the adoption of the Purchase Plan, we have experienced significant growth in the number of employees, as well as an increase in the percentage of employees, who elect to participate in the Purchase Plan. In addition, in February 2003, we terminated our International Employee Stock Purchase Plan, and have since allowed our international employees to participate in the Purchase Plan. The following table presents information since the beginning of fiscal 2003 relating to the aggregate number of shares purchased under the Purchase Plan and the International Purchase Plan, as well as the number of employees who have participated in such plans:

				No. of
				Employees
		Shares Purchased		Participating
	Shares Purchased	Pursuant to		as of the Last
	Pursuant to 2000	International	Total Shares	Purchase Date
	Purchase Plan	Purchase Plan(1)	Purchased	in Fiscal Year

Fiscal 2003	440,528	257,368	697,896	2,418
Fiscal 2004	866,541	—	866,541	2,933
Fiscal 2005	623,693	—	623,693	3,615
Fiscal 2006	624,629	—	624,629	4,281
Fiscal 2007	(2)	—	(2)	4,500 (3)

(1)	The International Employee Stock Purchase Plan was terminated in February 2003.

(2)	Fiscal 2007 purchases under the 2000 Purchase Plan will be made in August 2006 and February 2007.

(3)	Represents estimated number of participants in the 2000 Purchase Plan as of May 31, 2006. Participants have the right to withdraw from the 2000 Purchase Plan at any time prior to a purchase date. The number of participants may increase or decrease prior to February 2007, the last purchase date in fiscal 2007.
The proposed amendment would increase the number of shares authorized under the Purchase Plan by 1,500,000 to a total of 6,800,000, an amount that we expect will permit all current and potential future employees to fully participate in the Purchase Plan at least through fiscal 2007.
For more information about the Purchase Plan, we urge you to read the summary of its material terms included as Appendix B to this proxy statement.
Required Vote and Board of Directors’ Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting on this proposal.
The Board recommends a vote FOR the amendment to the 2000 Employee Stock Purchase Plan.

PROPOSAL 5.     RATIFICATION OF THE APPOINTMENT OF KPMG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP has audited the financial statements of EA and its consolidated subsidiaries since fiscal 1987. The Board, through the Audit Committee, has appointed KPMG LLP as EA’s independent registered public accounting firm (“independent auditors”) for fiscal 2007. The Audit Committee and the Board believe that KPMG LLP’s long-term knowledge of EA and its subsidiaries is valuable to the Company. Representatives of KPMG LLP have direct access to members of the Audit Committee and the Board. Representatives of KPMG LLP will attend the meeting in order to respond to appropriate questions from stockholders, and may make a statement if they desire to do so.
Ratification of the appointment of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. The Board of Directors has determined to submit this proposal to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will review their future selection of auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and the stockholders.
Fees of Independent Auditors
The aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

	Year Ended	Year Ended
Description of Fees	March 31, 2006	March 31, 2005

Audit(1)
– Worldwide audit fee	$4,428,000	$3,600,000
– Accounting concurrence and regulatory matters	67,000	169,000

Total audit fees	4,495,000	3,769,000
Audit-Related Fees(2)
– Benefit plan audit	27,000	18,000

Total audit-related fees	27,000	18,000
Tax(3)
– Compliance	618,000	690,000
– Planning	55,000	13,000

Total tax fees	673,000	703,000
All Other Fees(4)
Total all other fees	—	—

Total All Fees	$5,195,000	$4,490,000

(1)	Audit Fees: This category includes the annual audit of the Company’s financial statements and management’s assessment of internal control over financial reporting, (including required quarterly reviews of financial statements included in the Company’s quarterly reports on Form 10-Q) and services normally provided by the independent auditors in connection with regulatory filings. This category also includes consultation on matters that arose during, or as a result of the audit or review of financial statements, statutory audits required for our non-US subsidiaries, and services associated with our periodic reports and other documents filed with the SEC and foreign filings, as well as Sarbanes-Oxley Section 404 (“Section 404”) compliance consultation. The increase in audit fees for fiscal 2006 was primarily due to costs incurred in connection with the annual audit of the Company’s financial statements, the audit of internal control over financial reporting, as required by Section 404 and international regulatory audits.

(2)	Audit-Related Fees: This category consists primarily of fees related to the annual audit of our 401(k) benefit plan.

(3)	Tax Services: This category includes compliance services rendered for US and foreign tax compliance and returns, and transfer pricing consultation, as well as planning and advice which consists primarily of technical tax consulting.

(4)	Other: In fiscal years 2005 and 2006, no products or services were provided under this category.

Services Provided by the Independent Auditors
The Audit Committee is required to pre-approve the engagement of, and has engaged, KPMG LLP to perform audit and other services for the Company and its subsidiaries. The Company’s procedures for the pre-approval by the Audit Committee of all services provided by KPMG LLP comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the Audit Committee. In some cases, pre-approval for a particular category or group of services is provided by the Audit Committee for up to a year, subject to a specific budget and to regular management reporting. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services up to a specified dollar limit, and such pre-approvals are then communicated to the full Audit Committee.
The Audit Committee considered and determined that fees for services other than audit and audit-related services are compatible with maintaining KPMG LLP’s independence.
Required Vote and Board of Directors’ Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.
The Board recommends a vote FOR the ratification of KPMG LLP as our independent auditors for fiscal 2007.
OTHER BUSINESS
The Board knows of no other business for consideration at the Annual Meeting. If other matters are properly presented at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, Lawrence F. Probst III (the Company’s Chief Executive Officer) and Warren C. Jenson (the Company’s Chief Financial and Administrative Officer) will vote, or otherwise act, in accordance with their judgment on such matters.

PRINCIPAL STOCKHOLDERS
Common Stock
The following table shows, as of June 1, 2006, the number of shares of our common stock owned by our directors, executive officers named in the Summary Compensation Table below, our current directors and executive officers as a group, and beneficial owners known to us holding more than 5% of our common stock. As of June 1, 2006, there were 306,143,008 shares of our common stock outstanding. Except as otherwise indicated, the address for each of our directors and executive officers is c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065.

			Percent of
	Shares	Right to	Outstanding
Stockholder Name	Owned(1)	Acquire(2)	Shares(3)

Legg Mason Capital Management, Inc.(4)	32,626,609	—	10.7
Janus Capital Management LLC(5)	18,744,209	—	6.1
Wellington Management Company, LLP(6)	17,682,489	—	5.8
Lawrence F. Probst III(7)	730,973	3,718,300	1.5
M. Richard Asher	167,858	183,200	*
Timothy Mott(8)	118,624	88,160	*
Nancy Smith	14,932	221,361	*
V. Paul Lee(9)	13,256	1,341,000	*
Warren C. Jenson	13,558	904,600	*
Gregory B. Maffei	10,000	59,973	*
Robert W. Pittman	7,002	50,500	*
Gerhard Florin	6,808	235,872	*
Gary M. Kusin	4,574	60,640	*
Leonard S. Coleman, Jr.	4,095	99,872	*
Linda J. Srere	3,459	99,872	*
Vivek Paul	687	7,333	*
Former executive officers:
Don A. Mattrick(10)	9,500	0	*
Bruce McMillan(10)	173,303	0	*
All executive officers and directors as a group (20 persons)(11)	1,102,672	7,461,970	2.8

*	Less than 1%

(1)	Unless otherwise indicated in the footnotes, includes shares for which the named person has sole voting and investment power, or has shared voting and investment power with his or her spouse. Excludes shares that may be acquired through stock option exercises.

(2)	Represents shares of common stock that may be acquired through stock option exercises within 60 days of June 1, 2006. None of EA’s directors or current executive officers hold restricted stock units that vest within 60 days of June 1, 2006.

(3)	Calculated based on the total number of shares owned plus the number of shares that may be acquired through stock option exercises and the vesting of restricted stock units within 60 days of June 1, 2006.

(4)	Based on information contained in a report on Schedule 13F filed with the SEC on March 31, 2006. The address for Legg Mason, Inc. is 100 Light Street, Baltimore, MD 21202.

(5)	Based on information contained in a report on Schedule 13F filed with the SEC on March 31, 2006. The address for Janus Capital Management LLC is 100 Fillmore Street, Suite 300, Denver, CO 80206.

(6)	Based on information contained in a report on Schedule 13F filed with the SEC on March 31, 2006. The address for Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(7)	Includes 87,886 shares of common stock held by Mr. Probst’s grantor’s retained annuity trust, 10,805 shares held by Mr. Probst’s spouse, and 481,441 shares held by the Probst Family LP, of which Mr. Probst is a partner.

(8)	Includes 36,656 shares of common stock held in trust for the benefit of Mr. Mott’s son for which Mr. Mott is the trustee.

(9)	Includes 15 shares of common stock held by VPL Investments, of which Mr. Lee is the sole shareholder, and 12,803 shares held by Briel Investments, of which Mr. Lee is the sole shareholder.

(10)	Mr. Mattrick and Mr. McMillan ceased serving as executive officers of EA on September 2, 2005.

(11)	Includes all executive officers and directors of EA as of June 1, 2006.

STOCK PRICE PERFORMANCE GRAPH
The following information shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.
The following graph shows a five-year comparison of cumulative total returns during the period from March 31, 2001 through March 31, 2006, for our common stock, the NASDAQ Market Composite Index, the S&P 500 Index (to which EA was added in July 2002), the RDG Technology Index and the S&P Application Software Index (to which EA was added in July 2002), each of which assumes an initial value of $100. Each measurement point is as of the end of each fiscal year ended March 31. The performance of our stock depicted in the following graph is not necessarily indicative of the future performance of our stock.

stock price performance graph

SUMMARY COMPENSATION TABLE
COMPENSATION OF EXECUTIVE OFFICERS
The table below shows compensation information for our Chief Executive Officer, the next four most highly compensated executive officers, and two former executive officers, earned during our fiscal year ended March 31, 2006. We refer to all of these officers as the “Named Executive Officers”.

	Annual Compensation					Long Term Awards

	Fiscal Year					Restricted		Securities
	Ended			Other Annual		Stock		Underlying	All Other
Name and Principal Position	March 31,	Salary ($)	Bonus ($)	Compensation ($)		Awards ($)(1)		Options (#)(2)	Compensation ($)

Lawrence F. Probst III	2006	743,926	0	—		—		225,000	3,870	(3)
Chairman and Chief	2005	680,012	0	—		—		300,000	3,795	(3)
Executive Officer	2004	663,759	781,000	—		—		200,000	9,720	(3)

Warren C. Jenson	2006	575,073	0	21,717	(4)	390,225	(5)	52,500	143,753	(6)
Executive Vice President,	2005	528,198	0	1,565,713	(7)	—		100,000	2,122,991	(8)
Chief Financial and	2004	513,087	450,000	71,667	(9)	—		120,000	299,047	(10)
Administrative Officer

V. Paul Lee	2006	548,090	0	—		390,225	(5)	202,500	0
President, Worldwide	2005	421,736	0	—		—		150,000	0
Studios	2004	374,440	278,000	—		—		140,000	0

Gerhard Florin	2006	506,318	0	25,702	(11)	260,150	(5)	110,000	44,390	(12)
Executive Vice President,	2005	399,860	106,457	26,208	(11)	—		125,000	48,966	(12)
General Manager,	2004	355,510	252,844	22,333	(11)	—		120,000	43,649	(12)
International Publishing

Nancy L. Smith	2006	496,800	0	—		260,150	(5)	35,000	3,870	(3)
Executive Vice President,	2005	453,594	0	—		—		100,000	3,795	(3)
General Manager,	2004	441,393	343,000	42,891	(13)	—		100,000	9,720	(3)
The Sims Franchise

Former executive officers:
Don A. Mattrick (14)	2006	704,146	0	—		—		0	—
	2005	674,080	0	—		—		200,000	—
	2004	585,607	565,000	—		—		160,000	—

Bruce McMillan(14)	2006	690,594	0	—		—		0	—
	2005	540,924	0	—		—		150,000	—
	2004	472,709	371,000	—		—		140,000	—

(1)	Represents awards of restricted stock units. Upon vesting, each restricted stock unit automatically converts into one share of EA common stock, and does not have an exercise price or expiration date. On March 1, 2006, Mr. Jenson and Mr. Lee were each granted an award for 7,500 restricted stock units, and Dr. Florin and Ms. Smith were each granted an award for 5,000 restricted stock units. Each of these awards will vest as to 25% of the restricted stock units on March 1, 2007, an additional 25% on March 1, 2008, and the remaining 50% on March 1, 2009. Based on the closing price of EA’s common stock of $54.72 on March 31, 2006, the last day of EA’s fiscal year, the value of the restricted stock units granted to each of Mr. Jenson and Mr. Lee was $410,400, and the value of the restricted stock units granted to each of Dr. Florin and Ms. Smith was $273,600. The restricted stock units are not entitled to receive dividends, if any, paid by EA on its common stock.

(2)	Represents options to purchase shares of EA common stock.

(3)	Represents $720 of term life insurance premiums paid for the benefit of each of Mr. Probst and Ms. Smith and EA-matching 401(k) contributions of $3,150 paid to each in fiscal 2006; $720 term life insurance premiums paid for the benefit of each of Mr. Probst and Ms. Smith and EA-matching 401(k) contributions of $3,075 each in fiscal 2005; and $720 term life insurance premiums paid for the benefit of each of Mr. Probst and Ms. Smith and EA-matching 401(k) contributions of $9,000 each in fiscal 2004.

(4)	Represents a tax “gross-up” paid to Mr. Jenson in connection with taxable relocation-related expenses.

(5)	Represents the value of unvested restricted stock units granted on March 1, 2006 calculated by multiplying the closing price of EA common stock on the date of grant, which was $52.03, by the number of restricted stock units granted to the Named Executive Officer.

(6)	Represents $93,354 in imputed interest income on the remaining portion of Mr. Jenson’s interest-free loan (for more information regarding the loan to Mr. Jenson, see “Certain Transactions” below), $46,529 in relocation expenses, $720 of term life insurance premium paid for the benefit of Mr. Jenson, and EA-matching 401(k) contribution of $3,150.

(7)	Represents $1,565,552 of a tax “gross-up” paid to Mr. Jenson in connection with the forgiveness of an interest-free loan made by EA to Mr. Jenson in June 2002 (for more information regarding the loan to Mr. Jenson, see “Certain Transactions” below), and $161 of tax “gross-up” paid to Mr. Jenson in connection with taxable relocation-related expenses.

(8)	Represents $2,000,000 in partial forgiveness of Mr. Jenson’s interest-free loan, $119,196 in imputed interest income on the remaining portion of the interest-free loan (for more information regarding the loan to Mr. Jenson, see “Certain Transactions” below), $720 of term life insurance premium paid for the benefit of Mr. Jenson, and EA-matching 401(k) contribution of $3,075.

(9)	Represents tax “gross-up” paid to Mr. Jenson in connection with taxable relocation-related expenses.

(10)	Includes $148,800 imputed interest income on Mr. Jenson’s interest-free loan (for more information regarding the loan to Mr. Jenson, see “Certain Transactions” below), $36,000 temporary housing, $104,527 relocation expenses, $720 paid term life insurance premium, and EA-matching 401(k) contribution of $9,000.

(11)	Represents automobile and fuel allowance received by Dr. Florin and for which all senior employees and members of management resident in the UK are generally eligible.

(12)	Represents EA contribution to UK pension plan of $42,633 and life insurance premiums of $1,757 for fiscal 2006; EA contribution to UK pension plan of $45,871 and life insurance premiums of $3,095 for fiscal 2005; and EA contribution to UK pension plan of $42,399 and life insurance premiums of $1,250 for fiscal 2004.

(13)	Represents taxes and related tax “gross up” paid by EA on behalf of Ms. Smith.

(14)	Mr. Mattrick and Mr. McMillan ceased serving as executive officers of EA on September 2, 2005. Had they been serving as executive officers as of the end of EA’s fiscal year, each would have been one of the top four most highly compensated executive officers (other than the CEO). Under applicable SEC rules, EA is required to include their compensation information in this proxy statement.

STOCK OPTION GRANTS
The following table shows stock options granted to the Named Executive Officers during the last fiscal year. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains that would exist for the options at the end of their respective 10-year terms. This hypothetical gain is based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of their respective ten-year option terms. Actual gains, if any, on option exercises are dependent on the future performance of EA’s common stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of EA’s common stock.
Options Granted in Fiscal 2006

						Potential Realized Value at
			Percent of			Assumed Annual Rates of
	Number of		Total Options			Stock Price Appreciation for
	Securities		Granted to	Exercise		Option Term
	Underlying		Employees in	Price Per	Expiration
	Options Granted		FY2006(1)	Share(2)	Date	5%	10%

Lawrence F. Probst III	225,000	(3)	2.41	$52.03	03/01/16	$7,362,312	$18,657,545
Warren C. Jenson	52,500	(3)	0.56	$52.03	03/01/16	$1,717,873	$4,353,427
V. Paul Lee	52,500	(3)	0.56	$52.03	03/01/16	$1,717,873	$4,353,427
	150,000	(4)	1.61	$57.42	09/02/15	$5,416,669	$13,726,904
Gerhard Florin	35,000	(3)	0.37	$52.03	03/01/16	$1,145,249	$2,902,285
	75,000	(4)	0.80	$57.42	09/02/15	$2,708,335	$6,863,452
Nancy L. Smith	35,000	(3)	0.37	$52.03	03/01/16	$1,145,249	$2,902,285
Former executive officers:
Don A. Mattrick	—		—	—	—	—	—
Bruce McMillan	—		—	—	—	—	—

(1)	EA granted and/or assumed options to purchase 9,337,605 shares of common stock to employees (excluding non-employee directors) in fiscal 2006.

(2)	The exercise price of each stock option is equal to the closing price of EA common stock on the date of grant.

(3)	These options were granted on March 1, 2006, will first vest and become exercisable as to 24% of the underlying shares 12 months from date of grant, and will then vest in 2% increments on the first calendar day of each month thereafter for 38 months.

(4)	These options were granted on September 2, 2005, and will vest and become exercisable as to 100% of the underlying shares on September 2, 2009.
All option grants listed above were made pursuant to EA’s 2000 Equity Incentive Plan. The material terms of the options, including their exercise price, vesting terms, change of control provisions, and prohibitions on “repricing” are summarized in Appendix A to this proxy statement.

OPTIONS EXERCISED
The following table shows stock option exercises and the number and value of unexercised stock options held by the Named Executive Officers during fiscal 2006.
Fiscal 2006 Aggregated Option Exercises and March 31, 2006 Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at March 31,		In-the-Money Options
	Number of		2006		at March 31, 2006(2)
	Shares Acquired
	on Exercise	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Lawrence F. Probst III	0	$0	3,662,300	643,000	$125,314,147	$2,577,970
Warren C. Jenson	155,000	$3,617,725	247,000	860,500	$4,610,695	$16,203,405
V. Paul Lee	0	$0	1,309,800	427,500	$38,252,242	$1,222,545
Gerhard Florin	5,525	$167,961	221,472	302,001	$4,053,959	$708,710
Nancy Smith	160,000	$5,294,787	198,161	188,600	$3,348,093	$893,270
Former executive officers:
Don A. Mattrick	808,105	$22,511,769	18,000	0	$0	$0
Bruce McMillan	288,800	$9,982,609	636,959	0	$13,872,741	$0

(1)	The value realized is calculated by (a) subtracting the option exercise price from the market value on the date of exercise to get the realized value per share, and (b) multiplying the realized value per share by the number of shares underlying options exercised.

(2)	The value of unexercised in-the-money options is calculated by (a) subtracting the option exercise price from $54.72 (the fair market value of EA’s common stock at the close of business on the last trading day of fiscal 2006, March 31, 2006) to get the value per share subject to option, and (b) multiplying the value per share subject to option by the number of shares underlying exercisable and unexercisable options.
EQUITY COMPENSATION PLAN INFORMATION
Common Stock
We have five equity incentive plans (excluding plans assumed by EA in acquisitions, as described in footnote 1 below) under which our common stock is or has been authorized for issuance to employees or directors: the 1991 Stock Option Plan; Directors’ Stock Option Plan; 1998 Directors’ Stock Option Plan; 2000 Equity Incentive Plan; and the 2000 Employee Stock Purchase Plan. Each of these plans has been approved by our stockholders.
In the past, we have granted options to certain individuals (not employees or directors) under our Celebrity and Artist Stock Option Plan. This plan was not approved by the stockholders, has since expired, and no further grants will be issued under it.

The following table gives aggregate information regarding grants under all of our equity incentive plans as of the end of fiscal 2006, including the 2000 Equity Incentive and 2000 Employee Stock Purchase Plans, which are proposed to be amended at the 2006 Annual Meeting as described in “Proposals To Be Voted On” and Appendices A and B.

			Number of Securities
			Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under
	be Issued upon Exercise	Exercise Price	Equity Compensation Plans
	of Outstanding Options,	of Outstanding Options,	(Excluding Securities
Plan Category(1)	Warrants and Rights	Warrants and Rights	Reflected in Column A)

Equity compensation plans approved by security holders(2)	39,243,560	$40.02	19,772,654
Equity compensation plans not approved by security holders(3)	174,030	$10.23	0

Total	39,417,590		19,772,654

(1)	The table does not include information for equity incentive plans we assumed in connection with our acquisitions of Maxis in 1997, Criterion Software in 2004 and JAMDAT Mobile Inc. in February 2006. As of March 31, 2006, a total of: (a) 387,728 shares of common stock were issuable upon exercise of outstanding options issued under the 1995 Maxis stock option plan, with a weighted average exercise price of $26.47; (b) a total of 9,558 shares were issuable upon exercise of outstanding options issued under the Criterion stock option plan, with a weighted average exercise price of $1.61; (c) a total of 57,015 shares were issuable upon exercise of outstanding options issued under the JAMDAT Amended and Restated 2000 Stock Incentive Plan, with a weighted average exercise price of $2.88; and (d) a total of 1,654,640 shares were issuable upon exercise of outstanding options with a weighted average exercise price of $47.66, and 9,453 unvested restricted stock units were outstanding under the JAMDAT 2004 Equity Incentive Plan. No shares remain available for issuance under the Maxis, Criterion or JAMDAT plans.

(2)	As of March 31, 2006, a total of: (a) 5,333,870 shares of common stock were issuable upon exercise of outstanding options under the 1991 Stock Option Plan, with a weighted average exercise price of $15.16; (b) a total of 49,400 shares of common stock were issuable upon exercise of outstanding options under the Directors’ Stock Option Plan, with a weighted average exercise price of $8.13; (c) 534,410 shares of common stock were issuable upon exercise of outstanding options under the 1998 Directors’ Stock Option Plan, with a weighted average exercise price of $31.00; and (d) 32,680,470 shares of common stock were issuable upon exercise of outstanding options with a weighted average exercise price of $44.28, and 645,410 unvested restricted stock units were outstanding under the 2000 Equity Incentive Plan. The 1991 and Directors’ Stock Option Plans have expired and no further grants may be made under them. As of March 31, 2006, 24,379 shares remained available for issuance under the 1998 Directors’ Plan, however, we do not expect to make any future grants under this plan. As of March 31, 2006, 17,425,228 shares remained available for issuance under the 2000 Equity Incentive Plan, and 2,323,047 shares remained available for purchase by our employees under the 2000 Employee Stock Purchase Plan.

(3)	The Celebrity and Artist Stock Option Plan (“Artist Plan”) was adopted by our Board of Directors in July 1994 and expired in July 2004. The Artist Plan was established as a plan to attract, retain and provide equity incentives to selected artists and celebrities associated with EA and certain employees of companies providing services to EA and in which we hold a minority equity interest. The terms regarding the exercise price of options, vesting, changes in capital structure, assumption of options and acceleration of vesting, and prohibitions on “repricing” under the Artist Plan are substantially similar to the terms of the 2000 Equity Incentive Plan, contained in Appendix A. As of March 31, 2006, a total of 174,030 shares of common stock were issuable upon exercise of outstanding options under the Artist Plan, with a weighted average exercise price of $10.23. No further grants will be made under the Artist Plan.
See also Note 12 to the Financial Statements included in EA’s Annual Report on Form 10-K for the period ended March 31, 2006 for additional information about these plans.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS
EA currently has no employment contracts with any Named Executive Officer, other than Dr. Florin, or severance arrangements with respect to their resignation or termination of employment, except that outstanding awards under the 2000 Equity Incentive Plan, including those held by executive officers, may immediately vest in connection with certain changes in control or ownership of the Company, unless the successor company assumes or replaces those awards.
In February 2001, prior to becoming an executive officer of EA, Dr. Florin entered into an agreement with us setting forth the terms and conditions of his employment (“Florin Employment Agreement”). The Florin Employment Agreement contains standard terms and conditions generally applicable at that time to all full-time employees in the UK. In addition, the Florin Employment Agreement provided for: (i) Dr. Florin’s salary at the time (which has been superseded by subsequent salary increases not reflected in the agreement); (ii) use of a company car and a fuel allowance (in accordance with company policy, this benefit is generally available to all senior employees and members of management resident in the UK); (iii) a notice of termination of employment period of six months plus one week for each year of employment with EA, up to a maximum of twelve additional weeks; and (iv) a six-month non-solicitation period following the termination of Dr. Florin’s employment during which he is prohibited from enticing away from us any member of our senior management or our sales and development staff.
On September 2, 2005, Dr. Florin was promoted to Executive Vice President and General Manager, International Publishing and accepted a letter setting forth the new terms and conditions of his employment in connection with this promotion (“Florin Promotion Letter”). Pursuant to the terms of the Florin Promotion Letter, Dr. Florin’s annual gross salary was increased to 314,650 British pounds. His discretionary bonus target was increased to 60% of his annual gross salary. In addition, Dr. Florin received a stock option grant to purchase 75,000 shares of EA common stock, which option will vest in its entirety on the fourth anniversary of the date of grant and has an exercise price equal to the closing market price of EA common stock on the NASDAQ market on the date of grant.
In addition, on September 6, 2005, Dr. Florin accepted an international relocation offer letter (“Florin Relocation Letter”) setting forth the terms and conditions of his relocation to Geneva, Switzerland, where EA is establishing a headquarters office for its international publishing business. The headquarters commenced limited operations in early 2006 and is expected to become fully operational later in the year. At the time Dr. Florin relocates to Geneva, EA intends to enter into an employment agreement with him that will supersede the Florin Employment Agreement. Pursuant to the terms of the Florin Relocation Letter, Dr. Florin’s salary will be increased to 718,817 Swiss francs (“CHF”) upon his relocation to Geneva, while his discretionary bonus target will remain at 60% of his annual gross salary. In addition, Dr. Florin will be eligible to receive an annual housing allowance for a period of up to 5 years of: (i) CHF 300,000 during year one; (ii) CHF 192,177 during years two and three; (iii) CHF 102,177 in year four; and (iv) CHF 42,177 in year five. EA will bear the cost of any Swiss social security and income taxes incurred by Dr. Florin arising from the annual housing allowance. The foregoing amounts reflect the deduction of an annual housing contribution of 15% of Dr. Florin’s gross annual salary at the beginning of year one, or CHF 107,823, that Dr. Florin is required to make to EA beginning in year two and continuing each year during which he receives an annual housing allowance. In the event that Dr. Florin elects to purchase a primary residence in Switzerland at the beginning of year one, he will receive 70% of the net housing allowances he would have received during years one through five. In the event Dr. Florin elects to purchase a home by the end of year one, he will receive 70% of the net housing allowances he would have received during years two through five. EA will bear the cost of any Swiss social security and income taxes incurred by Dr. Florin arising from funds provided to him for the purpose of purchasing a primary residence in Switzerland. Dr. Florin will also be eligible to receive other transfer-related assistance, as well an annual car allowance of CHF 25,000 and other benefits generally available to EA employees relocating to Switzerland. In the event Dr. Florin voluntarily terminates his employment with EA in Switzerland for any reason during the first 12 months following his relocation, Dr. Florin will be required to either repay or have deducted from his final salary payment amounts previously paid by EA for transferring Dr. Florin and his belongings to Switzerland. In the event that EA terminates Dr. Florin’s employment for any reason, except for gross misconduct, at any time up to 24 months following his transfer to Switzerland, EA will pay the costs of relocating him and his family back to the United Kingdom.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The following is the Report of the Compensation Committee describing the compensation policies applicable to EA’s executive officers (including all Section 16 executive officers as well as all other employees at the level of vice president or above). This information shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.
Responsibilities and Composition of the Compensation Committee
The Compensation Committee’s charter, which was most recently amended in July 2005, reflects the Committee’s responsibilities and provides that all members must be “independent”, as defined in applicable regulations and listing standards. M. Richard Asher and Robert W. Pittman served on the Committee throughout fiscal 2006; William J. Byron served on the Committee until his retirement in July 2005, at which time he was replaced on the Committee by Linda J. Srere. None of these members is a current or past employee of EA or any of its subsidiaries, nor are any of them eligible to participate in any of the executive compensation programs of the Company except through automatic formulaic and other grants pursuant to either the 2000 Equity Incentive Plan or Directors’ Plan. In addition, each meets (and, in the case of Mr. Byron during his tenure on the Committee, met) the definition of “Outside Director” for the purposes of administering the compensation programs to meet the tax deductibility criteria under Section 162(m) of the Internal Revenue Code, and the definition of “independent director” under applicable NASDAQ Marketplace Rules.
The Compensation Committee reviews and approves the compensation philosophy and programs for EA’s executives. In fiscal 2006, the Compensation Committee reviewed and approved the salaries, bonuses and equity compensation of each of EA’s executive officers, other than the Chief Executive Officer whose salary, bonus and equity compensation were reviewed by the Compensation Committee and approved by the independent members of the Board of Directors after discussing the Compensation Committee’s recommendation. The Compensation Committee also administers the Company’s equity compensation plans and the bonus plan for executive officers and all significant or non-standard equity grants for other employees. During fiscal 2006, the Compensation Committee engaged in extensive reviews of long-term incentive compensation strategies in light of stock option expensing, responsible dilution management, and a desire to continue to effectively attract, motivate and retain key talent. During the course of these reviews, the Compensation Committee evaluated the merits of several alternatives for delivering long-term incentives.
The Compensation Committee meets at scheduled times throughout the year and also takes action by written consent, often after informal telephone discussions amongst the members of the Committee. The Compensation Committee met six times in fiscal 2006. The Company’s Human Resources and Legal departments support the Committee in its work. In addition, the Compensation Committee has the authority to engage the services of outside advisors. During fiscal 2006, the Compensation Committee engaged an independent compensation consulting firm as an advisor and resource to assist the Committee in its review of the compensation for executive officers and other elements of the Company’s total compensation strategy.
Compensation Philosophy and Challenges
EA’s compensation philosophy to attract, motivate and retain the best executive talent relies on two basic principles. First, a significant portion of each executive’s compensation should be in the form of equity to align the executive’s interests with those of EA’s stockholders. Second, a significant portion of each executive’s cash compensation should be performance-based and “at risk” — varying from year to year depending on EA’s financial and operational performance and on the individual meeting financial and other performance measures. Consistent with this philosophy, and in light of the Company’s financial performance during fiscal 2006, several of EA’s most senior executive officers, including the Chief Executive Officer, all Executive Vice Presidents, and the CEO’s other executive direct reports, did not receive an incentive bonus for the second consecutive year. The Compensation Committee and the Company remain committed to this “pay-for-performance” philosophy which ensures that executive compensation will reflect the Company’s and the executive’s performance.
As the employment market has improved over the last fiscal year, EA has experienced competitive recruiting efforts aimed at its executives. EA’s leading position within the entertainment industry makes it a prime target for recruiting of executives and key creative talent.
The Company also continues to recruit for key talent and executives. Competition in attracting and retaining talent comes primarily from three broad industry segments: entertainment, high technology and consumer packaged goods. EA has continued to build its senior management team and has been successful in attracting talent from the entertainment software industry and other market segments to add management depth and experience to the organization. The Company continues to look at creative new methods using its compensation programs to successfully recruit new talent into the organization while maintaining parity with compensation of current key executives. Just as important as recruiting new talent and executives into the organization, is the internal development and retention of key talent and executives. As EA grows, it will, like all organizations, have normal turnover within its executive ranks.
Data Considered and Process Used
In fiscal 2006, at the direction of the Compensation Committee, EA’s Human Resources department gathered executive compensation data from nationally recognized surveys and provided a comprehensive analysis of this data to the Compensation Committee and its independent compensation consulting firm. The factors used to determine the participants in the survey included industry type, annual revenues, industry growth rate and geography. Companies included in this data were from high technology (primarily software developers), entertainment and selected packaged goods companies as reference points. The companies in the compensation survey overlap considerably with the companies contained in the RDG Technology Composite index. Additional companies included in the survey group were judged to be relevant because they compete for executive talent with EA.
EA’s executive level positions, including the CEO, were matched to comparable survey positions and competitive market compensation levels to determine base salary ranges, target incentives and target total cash compensation. EA’s Human Resources department participated in comprehensive surveys such as the Buck Global Long-Term Incentive Practices Survey and the Radford High Tech Executive Compensation Survey to assist in determining appropriate equity compensation levels. This competitive market data was reviewed by the Human Resources department with the CEO for each benchmark executive-level position, and with the Compensation Committee for the CEO and other key executives. The Compensation Committee also considers each executive’s responsibility level and EA’s fiscal year performance compared to objectives and potential performance targets for the subsequent year.
Executive Compensation
The Compensation Committee awards executive compensation in three components: base salary, cash incentive bonus and equity incentives. The Compensation Committee reviews and, if appropriate, adjusts executive base salary and equity compensation each February, and reviews executive bonus recommendations and approves bonus payments each May.
Base Salary. In reviewing executive base salaries, the Compensation Committee considered each executive’s performance over the last year as reported by the CEO and the Head of Human Resources, each executive’s responsibility level, and the third quartile (50th to 75th percentile) of base salaries reported in the competitive market compensation surveys noted above. In fiscal 2006, those eligible executives, including the Named Executive Officers (other than Mr. Mattrick and Mr. McMillan who were no longer serving as executive officers, and the CEO), received an annual merit increase to their base salary during the Committee’s February 2006 compensation review. Although the CEO did not receive a merit increase to his base salary in fiscal 2006, he did receive a market-based salary adjustment. Merit-based salary increases for EA’s executives were, at 3.5% in aggregate, approximately the same on a percentage basis as merit-based salary increases received by the overall non-executive employee population.
Incentive Bonus. In fiscal 2006, the Company’s annual incentive bonus plan remained the same as it was in fiscal 2005. The Compensation Committee assigned a target bonus to each executive (expressed as a percentage of that executive’s base salary) designed to deliver total target cash compensation (base salary plus target bonus) in the third quartile (50th to 75th percentile) of the competitive market compensation surveys noted above. The Compensation Committee also determined which portions of each executive’s target bonus are dependent on EA’s financial performance and individual achievements, and approved the overall mechanics and structure of the bonus plan. As a result of EA’s financial performance in fiscal 2006, and in keeping with the Company’s strong pay-for-performance philosophy, the Compensation Committee approved the recommendation of EA’s CEO and members of his executive staff that the CEO, all Executive Vice Presidents and the CEO’s other executive direct reports should not be awarded incentive bonuses. Other executives and employees received bonuses that were substantially below their target levels.
Stock-Based Compensation. The Company and the Compensation Committee continue to believe in the use of stock-based compensation as a core component of the rewards strategy to achieve the Company’s goals of attracting the best talent to EA, retaining its high-performing teams and providing an incentive for its executives to perform at their highest levels. The Company and the Compensation Committee also continue to believe that stock options reward executives in a manner consistent with the value that is created for the Company’s stockholders when the Company achieves its goals, and that performance is reflected in the growth of the Company’s share price. The Company and the Compensation Committee have engaged in extensive reviews of long-term incentive compensation strategies in light of newly-applicable stock-based compensation expensing requirements, responsible dilution management, and a desire to continue to effectively attract, motivate and retain key talent. After extensive reviews of various equity incentive alternatives, the Company and the Compensation Committee determined that a mix of equity-based compensation, including both stock options and restricted stock unit awards (“RSU awards”), would be an appropriate and effective means of providing equity compensation which is aligned with competitive trends, consistent with the Company’s ownership philosophy, helpful in the retention of executives, and a responsible use of the Company’s equity in light of the expense recognition requirements of SFAS 123R.
Historically, the Compensation Committee has granted stock options, but not RSU awards, to executive officers when they first join EA, in connection with a significant change in responsibilities, annually to provide incentives for continued performance and retention of employment and, occasionally, to achieve internal equity between different positions within EA. The target value granted to each executive is based upon a combination of comparable external market benchmarks and internal parity among similarly situated executives. In addition, to determine competitive grant levels, the Committee reviews the ongoing stock option grant value at the market 75th percentile for each benchmark position. Individual grants are structured to achieve a future value in unvested awards equal to a multiple of each executive’s annual base salary assuming both growth and stock appreciation. All stock options granted to the Named Executive Officers in fiscal 2006 were made at fair market value on the date of grant and vest as described in “Options Granted in Fiscal 2006” above. All RSU awards granted in fiscal 2006 to the Named Executive Officers vest as described in the footnotes to the Summary Compensation Table above.
In fiscal 2006, the Compensation Committee granted a mix of stock options and RSU awards to certain executive officers (other than the CEO) designed to deliver 70% of the target value in stock options and 30% of the value in RSU awards. This mix of stock options and RSU awards reflects the Compensation Committee’s belief that stock options should remain the primary vehicle for encouraging equity ownership by executive officers and aligning their interests with EA’s stockholders’, while RSU awards allow the

Company keep abreast of competitive trends in equity compensation and aid in the retention of key employees. The Compensation Committee determined that, unlike other executives, the CEO’s equity compensation should be structured to achieve maximum alignment with the interests of EA’s stockholders. As a result, the Compensation Committee granted a stock option to the CEO in fiscal 2006 but did not grant him an RSU award.
Excluding stock options and RSU awards assumed by EA in connection with its acquisition of JAMDAT Mobile Inc., stock options and RSU awards granted to all executives represented 13.8% of total stock-based compensation awarded during fiscal 2006 and 0.37% of total shares outstanding as of the end of fiscal 2006. Overall, excluding stock options and RSU awards assumed by EA in connection with its acquisition of JAMDAT, total stock option and RSU award grants made by EA to all employees during fiscal 2006 represented approximately 2.67% of total shares outstanding as of the end of fiscal 2006.
Executive Ownership Requirements. In fiscal 2004, the Board of Directors implemented EA stock ownership requirements for all Section 16 executive officers. These ownership requirements are established as multiples of the executive’s base pay, ranging from one to six times the executive’s annual salary depending on the executive’s level within the organization. In some cases, the ownership requirements are phased in on the basis of the executive’s tenure. The Compensation Committee believes these ownership guidelines further align the interests of EA’s stockholders and executives. As of March 31, 2006, each of EA’s executives had either met their then-applicable stock ownership requirements or had not yet reached the date on which they are required to meet their ownership requirements.
Exchange Program and Additional Retention Awards
In June 2006, the Compensation Committee considered the ongoing impact of the recent trading prices of EA’s Common Stock on the Company’s ability to retain employees. The Compensation Committee recognized that many of the Company’s employees hold options with exercise prices significantly higher than the current market price of EA’s Common Stock. The Compensation Committee concluded that to enhance long-term stockholder value, the Company needed to maintain competitive employee compensation and incentive programs that will assist in motivating and retaining employees. The Compensation Committee believes that a meaningful equity stake in the success of the Company is a critical component of these programs. In considering the terms of the Exchange Program described under Proposal 2 above, the Compensation Committee consulted with its independent compensation consulting firm, outside legal counsel, outside financial consultants (through management), and senior management of the Company. The Compensation Committee considered the likely positive impact of the Exchange Program on employee motivation and retention, and reviewed the terms and accounting consequences of the Exchange Program, as described under Proposal 2 above. The Compensation Committee concluded that the Exchange Program will provide the Company with an opportunity to enhance incentives for eligible employees to remain with the Company, while reducing the Company’s outstanding overhang. The Compensation Committee also believes that the Exchange Program, pursuant to which employees will be afforded the opportunity to exchange outstanding stock options for restricted stock or restricted stock units, will further align the Company’s current equity compensation with the Company’s and Compensation Committee’s philosophy of shifting from the exclusive use of stock options to using a mix of stock options and other equity-based incentives, such as RSU awards, to provide long-term equity incentives to employees.
The Compensation Committee also concluded that while the Exchange Program would afford significant retention benefits, these benefits would not necessarily be sufficient to provide adequate retention for certain key employees due to the significant competition for talented employees in EA’s industry. Accordingly, and again in consultation with various outside advisors and senior management, the Compensation Committee also approved a program of additional retention awards consisting of a combination of stock options and RSU awards to acquire up to 2.8 million total shares to be granted in August 2006, as further described in Proposal 2 above. The Compensation Committee believes that the combination of the Exchange Program and these new retention awards is necessary to achieve the primary objective of improving the Company’s ability to retain and motivate employees, while still having a favorable impact on overhang.
Fiscal 2006 CEO Compensation
Compensation for the CEO is determined through a process similar to that discussed above for other executives in general. In fiscal 2006, EA’s Human Resources department gathered CEO compensation data from several nationally recognized surveys and conducted a proxy analysis comparing Mr. Probst’s compensation to that of other CEOs. The analysis, which was reviewed by the Compensation Committee’s independent compensation consulting firm, demonstrated that Mr. Probst’s total cash compensation (consisting of base salary plus bonus target) was below the 50th percentile of the market while his 2005 equity grant value was within the highest quartile of the market. In February 2006, this analysis was provided to the Compensation Committee for consideration.
The Compensation Committee then conferred with the full Board (other than Mr. Probst) in a closed session to further review and discuss the results of the market analysis, to review Mr. Probst’s performance evaluation, and to recommend compensation adjustments. The Compensation Committee recommended, and the independent members of the Board approved, a market-based salary increase for Mr. Probst of 3.5%, establishing a new base salary of $734,850 per annum. As a result of EA’s financial performance in fiscal 2006, Mr. Probst did not receive a cash performance incentive bonus for fiscal 2006.
Also in February 2006, the Compensation Committee approved a new stock option grant to Mr. Probst for 225,000 shares of common stock based upon the retention and incentive factors discussed above and taking into account market comparisons, prior option grant history, the level of vested versus unvested shares and the number of shares Mr. Probst already owned at the time of the grant. The shares will first vest and become exercisable as to 24% of the shares 12 months after the date of grant, and will then vest as to an additional 2% of the shares on the first calendar day of each month thereafter for 38 months. This grant reflects the Compensation Committee’s continuing policy to subject a substantial portion of Mr. Probst’s overall compensation each year to the market performance of the Company’s common stock, to maintain his option holdings at a level consistent with that for other chief executive officers of the survey companies, and to maximize the retention value of those option holdings.
Other
Company-provided air travel for EA’s executives is for business purposes only. EA’s use of non-commercial aircraft is limited to appropriate business travel.
In June 2002, EA hired Warren Jenson as Chief Financial and Administrative Officer. As part of its efforts to recruit Mr. Jenson, EA agreed to loan him $4 million, to be forgiven over four years based on his continuing employment. The loan does not bear interest. The loan was made prior to enactment of the Sarbanes-Oxley Act of 2002 and the prohibition on loans to executive officers. However, the Compensation Committee did review this proposed arrangement in light of the then-current environment and sensitivity to transactions with management and determined the environment for recruiting highly regarded and talented chief financial officers was, and has been, intensely competitive, and the Compensation Committee believed that a competitive compensation offer tied to continuing service was in EA’s best interests and significantly more beneficial to the Company than unrestricted cash payments. In June 2004, pursuant to the terms of the loan agreement, EA forgave $2 million of the loan and provided Mr. Jenson approximately $1.6 million to offset the tax implications of the forgiveness. The remaining outstanding loan balance of $2 million was forgiven on June 24, 2006. No additional funds were provided to Mr. Jenson to offset the tax implications of the forgiveness of the remaining $2 million.
Tax Law Limits on Executive Compensation
Section 162(m) of the Internal Revenue Code limits deductions for executive compensation in excess of $1 million except for certain compensation which qualifies for a performance-based exception. Certain types of compensation in excess of $1 million are deductible by the Company if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The Company and the Compensation Committee have endeavored to structure executive compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices of flexibility and impact on corporate objectives.
The Compensation Committee has structured the current use of stock option arrangements in a manner intended to achieve tax deductibility of such amounts. Although the Compensation Committee has the ability to grant restricted stock units subject to performance factors in order to achieve maximum deductibility under Section 162(m), it elected not to do so in fiscal 2006. With respect to non-equity compensation arrangements, the Compensation Committee has reviewed the terms of those arrangements most likely to be subject to the deduction limitation of Section 162(m). Cash compensation paid to EA’s Named Executive Officers did not exceed the Section 162(m) thresholds in fiscal 2006.
While the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executives, deductibility will not be the only factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is possible that the Committee may, if consistent with EA’s “pay-for-performance” philosophy described above, enter into compensation arrangements in the future under which payments are not fully deductible under Section 162(m).
COMPENSATION COMMITTEE
M. Richard Asher (Chairman)
Robert Pittman
Linda J. Srere
The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee of the Board of Directors operates under a written charter, which is reviewed on an annual basis and was most recently amended in May 2006. The Audit Committee is comprised of three non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the NASDAQ Marketplace Rules, as well as the independence requirements of the Securities and Exchange Commission (“SEC”). During fiscal 2006, the Audit Committee consisted of M. Richard Asher, Gary M. Kusin and Gregory B. Maffei. In the opinion of the Board of Directors, Mr. Maffei meets the criteria for a “financial expert” as set forth in applicable SEC rules as well as the above-mentioned independence requirements.
EA’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. EA’s independent registered public accounting firm, KPMG LLP (“independent auditors”), is responsible for performing an independent audit of the Company’s (i) financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, and (ii) internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.
The function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to the integrity of EA’s accounting policies, internal controls and financial reporting. The Audit Committee reviews EA’s quarterly and annual financial statements prior to public earnings releases and submission to the SEC; reviews and evaluates the performance of EA’s internal audit function; reviews and evaluates the performance of EA’s independent auditors; consults with the independent auditors and EA’s internal audit function regarding internal controls and the integrity of the Company’s financial statements; assesses the independence of the independent auditors; and is responsible for the selection of the independent auditors.
In this context, the Audit Committee has met and held discussions with members of management, EA’s internal audit function and the independent auditors. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management has also represented to the Audit Committee that the Company’s internal control over financial reporting was effective as of the end of the Company’s most recently-completed fiscal year, and the Audit Committee has reviewed and discussed the Company’s internal control over financial reporting with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and internal controls. The Audit Committee has also discussed with the Company’s independent auditors the overall scope and plans for their annual audit and reviewed the results of that audit with management and the independent auditors.
In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also considered whether the provision of any non-audit services (as described above under “Proposal 5. Ratification of the Appointment of KPMG LLP, Independent Auditors — Fees of Independent Auditors”) and the employment of former KPMG LLP employees by the Company is compatible with maintaining the independence of KPMG LLP.
The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and independent auditors.
In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the three years ended March 31, 2006 be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006. The Audit Committee has also approved the selection of KPMG LLP as the Company’s independent auditors for fiscal 2007.
AUDIT COMMITTEE
M. Richard Asher
Gary M. Kusin
Gregory B. Maffei (Chairman)

OTHER INFORMATION
CERTAIN TRANSACTIONS
Indebtedness of Management
On June 24, 2002, we hired Warren Jenson as our Chief Financial and Administrative Officer and agreed to loan him $4 million, to be forgiven over four years based on his continuing employment. The loan does not bear interest. On June 24, 2004, pursuant to the terms of the loan agreement, we forgave $2 million of the loan and provided Mr. Jenson approximately $1.6 million to offset the tax implications of the forgiveness. The remaining outstanding loan balance of $2 million was forgiven on June 24, 2006. No additional funds were provided to offset the tax implications of the forgiveness of the remaining $2 million.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
M. Richard Asher and Robert W. Pittman served on the Compensation Committee throughout fiscal 2006; William J. Byron served on the Compensation Committee until his retirement in July 2005, at which time he was replaced on the Compensation Committee by Linda J. Srere. None of these individuals is an employee or current or former officer of EA. No EA officer serves or has served since the beginning of fiscal 2006 as a member of the board of directors or the compensation committee of a company at which a member of EA’s Compensation Committee is an employee or officer.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires EA’s directors and executive officers, and persons who own more than ten percent of a registered class of EA’s equity securities, to file reports of ownership and changes in ownership of common stock and other equity securities of EA. We have adopted procedures to assist EA’s directors and officers in complying with these requirements, which include assisting officers and directors in preparing forms for filing.
To EA’s knowledge, based solely upon review of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended March 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were complied with on a timely basis.
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
If you would like us to consider a proposal to be included in our 2007 proxy statement and proxy card, you must deliver it to the Company’s Corporate Secretary at our principal executive office no later than March 2, 2007.
Stockholders who otherwise wish to present a proposal at the 2007 Annual Meeting of Stockholders must deliver written notice of the proposal to our Corporate Secretary c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, no earlier than March 24, 2007 and no later than April 23, 2007 (provided, however, that if the 2007 Annual Meeting is held earlier than June 27, 2007 or later than August 26, 2007, proposals must be received no earlier than the close of business on the later of the 90th day prior to the 2007 Annual Meeting or the 10th day following the day on which public announcement of the 2007 Annual Meeting is first made). The submission must include certain information concerning the stockholder and the proposal, as specified in the Company’s amended and restated bylaws. We have filed our amended and restated bylaws as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, which you may access through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also request a copy of our amended and restated bylaws by contacting our Corporate Secretary at the address above.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are EA stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to our Corporate Secretary at our principal executive office, or contact our Corporate Secretary at (650) 628-1500. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker.
OTHER BUSINESS
The Board does not know of any other matter that will be presented for consideration at the meeting except as specified in the notice of the meeting. If any other matter does properly come before the Annual Meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.
By Order of the Board of Directors,
Stephen G. Bené
Senior Vice President, General Counsel
and Secretary
REQUESTS TO THE COMPANY
The Company will provide without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan. Any such request should be directed as follows: Stock Administration Department, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065 — telephone number (650) 628-1500.

Appendix A
GENERAL DESCRIPTION OF THE 2000 EQUITY INCENTIVE PLAN
History
The Company’s 2000 Equity Incentive Plan (the “Equity Plan”) was adopted by our Board of Directors on January 27, 2000 and approved by our stockholders on March 22, 2000. The Equity Plan has been amended several times since it was initially adopted. The following general description of the Equity Plan includes all prior amendments as well as amendments proposed to be adopted by the Company’s stockholders at the 2006 Annual Meeting.
Shares Subject to the Equity Plan
The stock subject to issuance under the Equity Plan consists of shares of the Company’s authorized but unissued common stock. The Equity Plan, as amended to date, authorizes the issuance of up to 67,400,000 shares of common stock pursuant to awards of stock options, stock appreciation rights, restricted stock and restricted stock units. In addition, shares are again available for grant and issuance under the Equity Plan that (a) were subject to an option granted under the Equity Plan that terminated, to the extent then unexercised, (b) were subject to a restricted stock or restricted stock unit award under the Equity Plan that is subsequently forfeited or repurchased by us at the original issue price, if any, or (c) are subject to an award of restricted stock or restricted stock units under the Equity Plan that otherwise terminates without shares being issued. The following types of shares are not be available for future grant or issuance as awards under the Equity Plan: (x) shares that are not issued or delivered as a result of the net settlement of a stock option or stock appreciation right; (y) shares that are used to pay the exercise price or withholding taxes related to an award granted under the Equity Plan; and (z) shares that are repurchased by us with the proceeds of a stock option exercise. Provided that the stockholders approve Proposal 2 (“Approval of The Exchange Program”) set forth in the proxy statement prepared in connection with our 2006 Annual Meeting of Stockholders, we will amend the Equity Plan to limit the number of shares subject to options surrendered and cancelled in the Exchange Program that will again become available for issuance under the Equity Plan to 7 million plus the number of shares necessary for the issuance of the restricted stock rights to be granted in connection with the Exchange Program.
The number of shares issuable under the Equity Plan, and under outstanding options and other awards, is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.
Limitation on Number of Shares Subject to Restricted Stock Awards and Restricted Stock Unit Awards.
The number of shares of common stock that may be issued pursuant to awards of restricted stock and restricted stock units may not exceed 4,000,000 in the aggregate. As proposed to be amended, the number of shares that would be issuable pursuant to awards of restricted stock and restricted stock units would be increased to 15,000,000 in the aggregate.
Eligibility
The Equity Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units. The Equity Plan provides that employees (including officers and directors who are also employees) of EA or any parent or subsidiary of EA may receive incentive stock options under the Equity Plan. Nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock units may be granted to employees and directors of EA or any parent or subsidiary of EA. As of May 31, 2006, approximately 7,100 persons were in the class of persons eligible to participate in the Equity Plan. No person is eligible to receive more than 1,400,000 shares of common stock (of which no more than 400,000 shares may be covered by awards of restricted stock) in any calendar year, other than new employees who will be eligible to receive up to 2,800,000 shares of common stock (of which no more than 800,000 shares may be covered by awards of restricted stock) in the calendar year in which they commence employment. No awards of restricted stock or stock appreciation rights have been made to date under the Equity Plan. A participant may hold more than one award granted under the Equity Plan.
Administration
The Equity Plan is administered by our Compensation Committee. All of the members of the Compensation Committee are “non-employee” and “independent directors” under applicable federal securities laws and the NASDAQ National Market listing requirements and “outside directors” as defined under applicable federal tax laws. The Compensation Committee has the authority to construe and interpret the Equity Plan, grant awards and make all other determinations necessary or advisable for the administration of the Equity Plan. The members of the Compensation Committee receive no compensation for administering the Equity Plan other than their compensation for being Board and Committee members. The Company bears all expenses in connection with administration of the Equity Plan and has agreed to indemnify members of the Compensation Committee in connection with their administration of the Equity Plan. The Compensation Committee may delegate to one or more officers of the Company the authority to grant Awards under the Equity Plan to participants who are not executives of the Company.
Stock Options
Stock options granted under the Equity Plan may be either incentive stock options or nonqualified stock options. The exercise period of stock options is determined by the Compensation Committee but, in no event, may stock options be exercisable more than ten years from the date they are granted. The Equity Plan provides the Compensation Committee with the ability, at its discretion, to grant performance-based options subject to the achievement of one or more of the performance factors described under the heading “Performance Factors” below.
Exercise Price; No Repricings
The Compensation Committee determines the exercise price of each option granted under the Equity Plan. The option exercise price for each incentive and nonqualified stock option share must be no less than 100% of the “fair market value” (as defined in the Equity Plan) of a share of common stock at the time the stock option is granted. In the case of an incentive stock option granted to a stockholder that owns more than 10% of the total combined voting power of all classes of stock of EA or any parent or subsidiary of EA (a “Ten Percent Stockholder”), the exercise price for each such incentive stock option must be no less than 110% of the fair market value of a share of common stock at the time the incentive stock option is granted. Pursuant to an amendment to the Equity Plan approved by the Board of Directors in February 2002, the exercise price of outstanding options issued under the Equity Plan may not be reduced without stockholder approval.
The exercise price of options and purchase price of shares granted under the Equity Plan may be paid as approved by the Compensation Committee at the time of grant: (a) in cash (by check); (b) by cancellation of indebtedness of the Company to the award holder; (c) by surrender of shares that either: (1) have been owned by the award holder for more than six (6) months and have been paid for within the meaning of SEC Rule 144; or (2) were obtained by the award holder in the public market; (d) by waiver of compensation due or accrued for services rendered; (e) with respect only to purchases upon exercise of an option, and provided that a public market for the Company’s stock exists: (1) subject to applicable laws, by a “same-day sale” commitment from the optionee and a National Association of Securities Dealers, Inc. (“NASD”) broker; or (2) by a “margin” commitment from the optionee and an NASD broker; (f) by withholding from the shares to be issued upon exercise of an award that number of shares having a fair market value equal to the minimum amount required to satisfy the exercise price or purchase price; (g) by any combination of the foregoing; or (h) such other consideration and method of payment for issuance of shares to the extent permitted by applicable laws.

Outside Directors
Our non-employee directors are entitled to receive automatic annual grants of options to purchase shares of our common stock under the Equity Plan. Each non-employee director who first becomes a member of the Board of Directors is granted an option to purchase 25,000 shares of common stock. Upon re-election to our Board of Directors following each annual meeting of our stockholders, each non-employee director is automatically granted an additional option to purchase 10,000 shares of common stock. If a non-employee director has not served on our Board of Directors for a full year at the time of the annual meeting of our stockholders, such director will receive a pro-rated annual grant.
Options issued to outside directors upon their initial election to the Board are exercisable as to 2% of the shares on the date of grant and as to an additional 2% of the shares on the first day of each calendar month after the date of grant so long as the outside director continues as a member of the Board. The vesting schedule for annual grants made to directors upon their re-election to the Board is subject to the discretion of the Compensation Committee.
In the event of our dissolution or liquidation or a “change in control” transaction, options granted to our non-employee directors under the Equity Plan will become 100% vested and exercisable in full.
In addition, our non-employee directors may elect to receive all or a portion of their cash compensation in shares of common stock. Directors making this election are entitled to receive shares having a value equal to 110% of the amount of the cash compensation foregone.
Stock Appreciation Rights
The Compensation Committee may grant stock appreciation rights (a “SAR” or “SARs”) as stand-alone awards or in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee may determine. A SAR is an award which provides the holder with the right to receive the appreciation in value of a set number of shares of company stock over a set period of time. A SAR is similar to an option in that the holder benefits from any increases in stock price above the exercise price set forth in the award agreement. However, unlike an option, the holder is not required to pay an exercise price to exercise a SAR, but simply receives the net amount of the increase in stock price in the form of cash or stock. The exercise price for a SAR must be no less than 100% of the “fair market value” (as defined in the Equity Plan) of a share of common stock at the time the SAR is granted. In addition, the Compensation Committee may, at its discretion, subject SARs to the achievement of one or more of the performance factors described under the heading “Performance Factors” below.
Restricted Stock Awards
The Compensation Committee may grant restricted stock awards either in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee may determine. A restricted stock award is an offer by Electronic Arts to award shares of common stock that are subject to restrictions established by the Compensation Committee. These restrictions may be based upon completion by the award holder of a specified number of years of service or by the attainment of one or more of the performance factors described under the heading “Performance Factors” below. The purchase price, if any, for each such award is determined by the Compensation Committee at the time of grant. In the case of an award to a Ten Percent Stockholder, the purchase price must be 100% of fair market value. The purchase price, if any, may be paid for in any of the forms of consideration listed in items under “Exercise Price” above, as are approved by the Compensation Committee at the time of grant.
Restricted Stock Units
The Compensation Committee may grant restricted stock unit awards either in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the

Compensation Committee may determine. A restricted stock unit award is similar to a restricted stock award (and may be awarded subject to any or all of the performance goals established by the Committee described under the heading “Performance Factors” below) except the stock is not delivered to the participant unless and until all restrictions have terminated.
Performance Factors
The Compensation Committee may grant, in its sole discretion, performance-based stock options, stock appreciation rights, restricted stock and restricted stock unit awards with vesting and/or exercisability conditioned on one or more of the following permissible performance factors, to be measured over a specified performance period that may be as short as a quarter or as long as five years (unless tied to a specific and objective milestone or event), to the extent applicable on an absolute basis or relative to a pre-established target: (a) net revenue; (b) earnings before interest, income taxes, depreciation and amortization; (c) operating income; (d) operating margin; (e) net income; (f) earnings per share; (g) total stockholder return; (h) the Company’s stock price; (i) growth in stockholder value relative to a pre-determined index; (j) return on equity; (k) return on invested capital; (l) operating cash flow; (m) free cash flow; (n) economic value added; and (o) individual confidential business objectives. In addition, the Committee may, in its sole discretion and in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the Committee’s original intent regarding the performance factors at the time of the initial award grant.
Mergers, Consolidations, Change of Control
Except for automatic grants to non-employee directors, in the event of a merger, consolidation, dissolution or liquidation of EA, the sale of substantially all of its assets or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Equity Plan or provide substantially similar consideration, shares or other property as was provided to our stockholders (after taking into account the provisions of the awards). In the event that the successor corporation does not assume, replace or substitute awards, such awards will accelerate and all options will become exercisable in full prior to the consummation of the transaction at the time and upon the conditions as the Compensation Committee determines. Any awards not exercised prior to the consummation of the transaction will terminate.
Transferability
Incentive stock options granted under the Equity Plan are not transferable other than by means of a distribution upon the optionee’s death. Nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock unit awards are subject to similar restrictions on transfer unless otherwise determined by the Compensation Committee and except that nonqualified stock options may be transferred to family members and trusts or foundations controlled by, or primarily benefiting, family members of the optionee.
Term of the Equity Plan
Unless terminated earlier as provided in the Equity Plan, the Equity Plan expires in 2010, ten (10) years from the date it was adopted by the Board of Directors.
United States Federal Income Tax Information
THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE EQUITY PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. IN

ADDITION, THE INTERNAL REVENUE SERVICE COULD, AT ANY TIME, TAKE A POSITION CONTRARY TO THE INFORMATION DESCRIBED IN THE FOLLOWING SUMMARY. ANY TAX EFFECTS THAT ACCRUE TO FOREIGN PARTICIPANTS AS A RESULT OF PARTICIPATING IN THE EQUITY PLAN ARE GOVERNED BY THE TAX LAWS OF THE COUNTRIES IN WHICH SUCH PARTICIPANT RESIDES OR IS OTHERWISE SUBJECT. EACH PARTICIPANT WILL BE ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE EQUITY PLAN.
Incentive Stock Options
A participant will recognize no income upon grant of an incentive stock option and incur no tax on its exercise, unless the participant is subject to the alternative minimum tax (“AMT”). If the participant holds shares acquired upon exercise of an incentive stock option (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant generally will realize capital gain or loss (rather than ordinary income) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares. The rate of taxation that applies to capital gain depends upon the amount of time the ISO Shares are held by the participant.
If the participant disposes of ISO Shares prior to the expiration of either required holding period (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO Shares were held by the participant.
Alternative Minimum Tax
The difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise of a vested ISO is an adjustment to income for purposes of the AMT. If a participant exercises an ISO before it has fully vested, the participant may incur an AMT liability as the ISO Shares vest and the Company’s right to repurchase the ISO Shares at the original issue price lapses, unless the participant makes a timely election under Section 83(b) of the U.S. Internal Revenue Code (an “83(b) election”). The AMT (imposed to the extent it exceeds the taxpayer’s regular income tax) is 26% of an individual taxpayer’s alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000 in the case of married individuals filing a joint return). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount. Under the Tax Increase Prevention and Reconciliation Act of 2005, the exemption amount for 2006 is $62,550 in case of a joint return, subject to reduction under certain circumstances. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.
Nonqualified Stock Options
A participant will not recognize any taxable income at the time a nonqualified stock option (“NQSO”) is granted or vests provided the exercise price is no less than the fair market value of the underlying shares on the grant date. However, upon exercise of a vested NQSO, the participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price. The included amount must be treated as ordinary income by the participant and may be subject to withholding by the Company or its subsidiary (either by payment in cash or withholding out of the participant’s salary). If a participant exercises an NQSO before it has fully vested, the participant may incur a regular income liability as the shares vest and the Company’s right to repurchase the shares at the original issue price lapses, unless the participant makes a timely 83(b) election. Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the participant.
Restricted Stock Awards
A participant who receives a restricted stock award will include the amount of the award in income as compensation at the time that any forfeiture restrictions on the shares of stock lapse, unless the participant makes a timely 83(b) election. If the participant does not timely make an 83(b) election, the participant will include in income the fair market value of the shares of stock on the date that the restrictions lapse as to those shares, less any purchase price paid for such shares. The included amount may be treated as ordinary income by the participant and will be subject to withholding by the Company or its subsidiary (either by payment in cash or withholding out of the participant’s award).
If the participant makes a timely 83(b) election, the participant who receives a restricted stock award will include in income as ordinary income, the fair market value of the shares of stock on the date of receipt of the award (determined without regard to lapse restrictions), less any purchase price paid for such shares. The income may be subject to withholding by the Company or its subsidiary (either by payment in cash or withholding out of the participant’s award). If the award is subsequently forfeited, the participant will not receive any deduction for the amount treated as ordinary income.
Restricted Stock Units
A participant will recognize income with respect to restricted stock units at the time that the restrictions lapse, provided the shares are issued on the date the restrictions lapse. The participant will include in income the fair market value of the shares of stock on the date that the restrictions lapse as to those shares, less any purchase price paid for such shares. The included amount may be treated as ordinary income by the participant and will be subject to withholding by the Company or its subsidiary (either by payment in cash or withholding out of the participant’s award).
Stock Appreciation Rights
Assuming that a stock-settled stock appreciation right (“SAR”) is granted at an exercise price that is not less than the fair market value of the underlying shares on the grant date, a participant will not recognize any taxable income at the time a stock-settled SAR is granted. However, upon exercise of a vested SAR, the participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price. The included amount must be treated as ordinary income by the participant and may be subject to withholding by the Company or its subsidiary (either by payment in cash, shares or withholding out of the participant’s salary). Upon resale of the shares issued to the participant at the time of exercise, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the participant.
Internal Revenue Code Section 409A
At the present time, the Company intends to grant equity awards to participants which are either outside the scope of Section 409A of the U.S. Internal Revenue Code or are exempted from the application of Section 409A. If the equity award is subject to Section 409A and the requirements of Section 409A are not met, participants may suffer adverse tax consequences with respect to the equity award. Such consequences may include taxation at the time of the vesting of the award and interest and penalties on any deferred income.

Tax Treatment of the Company
The Company generally will be entitled to a deduction in connection with the exercise of a NQSO or a SAR by a participant, or the receipt by the participant of restricted stock or restricted stock unit award, to the extent that the participant recognizes ordinary income and the Company properly reports such income to the Internal Revenue Service (the “IRS”). The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the ISO Shares, provided that the Company properly reports such income to the IRS.
ERISA
The Equity Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.
Outstanding Options Under the Equity Plan
As of March 31, 2006, 16,648,892 shares had been issued pursuant to exercises of stock options under the Equity Plan by award recipients, 6,824 persons held NQSOs under the Equity Plan to purchase an aggregate of 32,680,850 shares of common stock, with a weighted average exercise price of $44.28 per share, 2,284 persons held restricted stock units to acquire 645,910 shares, and there were 17,424,348 shares of common stock available for future awards under the Equity Plan. An aggregate of 67,400,000 shares of the Company’s authorized common stock have been reserved for issuance under the Equity Plan.
Proposed Amendments to the Equity Plan
At the 2006 Annual Meeting, stockholders will be asked to approve amendments to the Equity Plan as follows:

•	Increase by 11 million shares the limit on the total number of shares underlying awards of restricted stock and restricted stock units that may be granted under the Equity Plan — from 4 million to 15 million; and

•	Provided that the stockholders approve Proposal 2 (“Approval of The Exchange Program”) set forth in the proxy statement prepared in connection with our 2006 Annual Meeting of Stockholders, we will amend the Equity Plan to limit the number of shares subject to options surrendered and cancelled in the Exchange Program that will be available for issuance under the Equity Plan to 7 million plus the number of shares necessary for the issuance of the restricted stock rights to be granted in connection with the Exchange Program.

Appendix B
GENERAL DESCRIPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN
2000 Employee Stock Purchase Plan, as Amended
History. The 2000 Purchase Plan was adopted by the Board on May 25, 2000, approved by the Stockholders on July 27, 2000, and has been subsequently amended. The following discussion describes the material terms of the Purchase Plan, as amended to date.
Purpose. The purpose of the Purchase Plan is to provide employees of the Company with a convenient means of acquiring common stock of the Company through payroll deductions, to enhance the employees’ sense of participation in the affairs of the Company and subsidiaries, and to provide an incentive for continued employment.
Administration. The Purchase Plan is administered on behalf of the Board by the Compensation Committee of the Board. The interpretation by the Compensation Committee of any provision of the Purchase Plan is final and binding on all participating employees.
Eligibility. All employees of the Company (including directors who are employees), or any parent or subsidiary, are eligible to participate in the Purchase Plan except the following: (i) employees who are not employed by the Company on the 15th day of the month before the beginning of an Offering Period (as defined below); (ii) employees who are customarily employed for less than 20 hours per week; (iii) employees who are customarily employed for less than 5 months in a calendar year; and (iv) employees who, pursuant to Section 424(d) of the Code, own or hold options to purchase or who, as a result of participation in the Purchase Plan, would own stock or hold options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary. As of May 31, 2006, the Company estimates that approximately 7,100 persons were eligible to participate in the Purchase Plan.
Participation. Each offering of the Company’s common stock under the Purchase Plan is for a period of one year (the “Offering Period”). Offering Periods commence on the first business day of March and September of each year. The first day of each Offering Period is the “Offering Date” for such Offering Period. An employee cannot participate simultaneously in more than one Offering Period. Each Offering Period consists of two six-month purchase periods (each a “Purchase Period”) commencing on the first business day of March and September. The last day of each Purchase Period is a “Purchase Date.”
Employees may participate in the Purchase Plan during each pay period through payroll deductions. An employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the employee’s base salary, wages, commissions, overtime, shift premiums and bonuses plus draws against commissions, unreduced by the amount by which the employee’s salary is reduced pursuant to Sections 125 or 401(k) of the Code. Eligible employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Purchase Plan. Once enrolled, a participating employee will automatically participate in each succeeding Offering Period unless such employee withdraws from the Offering Period. After the rate of payroll deductions for an Offering Period has been set by an employee, that rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the employee is automatically enrolled) unless otherwise changed by the employee. The employee may increase or lower the rate of payroll deductions for any subsequent Offering Period but may only lower the rate of payroll deductions during the current Purchase Period. Not more than one change may be made effective during any one Purchase Period.
In any given Purchase Period, no employee may purchase more than (a) twice the number of shares that could have been purchased with the payroll deductions if the purchase price were determined by using 85% of the fair market value of a share of the Company’s common stock on the Offering Date or (b) the maximum number of shares set by the Board. In addition, no employee may purchase shares at a rate that, when aggregated with all other rights to purchase stock under all other employee stock purchase plans of the Company, or any parent or subsidiary of the Company, exceeds $25,000 in fair market value (determined on the Offering Date) for each year.
Purchase Price. The purchase price of shares that may be acquired in any Purchase Period under the Purchase Plan is 85% of the lesser of (a) the fair market value of the shares on the Offering Date of the Offering Period in which the participant is enrolled or (b) the fair market value of the shares on the Purchase Date. The fair market value of the common stock on a given date is the closing price of the common stock on the immediately preceding business day as quoted on the NASDAQ National Market. On May 31, 2006, the closing price of the Company’s common stock was $42.07.
Purchase of Stock. The number of whole shares an employee may purchase in any Purchase Period is determined by dividing the total amount of payroll deductions withheld from the employee during the Purchase Period pursuant to the Purchase Plan by the price per share determined as described above, subject to the limitations described above. The purchase takes place automatically on the last day of the Purchase Period.
Withdrawal. An employee may withdraw from any Offering Period at any time at least 15 days prior to the end of an Offering Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period in the same manner as for initial participation in the Purchase Plan.
Termination of Employment. Termination of an employee’s employment for any reason, including retirement or death, immediately cancels the employee’s participation in the Purchase Plan. In such event, the payroll deductions credited to the employee’s account will be returned to such employee or, in case of death, to the employee’s legal representative.
Adjustment Upon Changes in Capitalization. The number of shares subject to any purchase, and the number of shares issuable under the Purchase Plan, is subject to adjustment in the event of a recapitalization of the Company’s common stock. In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate and the Board may, in its sole discretion, give participants the right to purchase shares that would not otherwise be purchasable until the last day of the applicable Purchase Period.
Tax Treatment of U.S.-based Participants. Participating employees in the U.S. will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon the purchase of shares. All tax consequences are deferred until a participating U.S. employee sells the shares, disposes of the shares by gift, or dies.
If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the employee has a long-term capital loss for the difference between the sale price and the purchase price.
If the shares are sold or are otherwise disposed of, including by way of gift (but not death, bequest or inheritance), within either the one-year or the two-year holding periods described above (in any case a “disqualifying disposition”), the employee will realize ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase was greater than the purchase price. This excess will constitute ordinary income in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses in excess of capital gains may be offset annually against ordinary income. Ordinary income recognized by an employee upon a disqualifying disposition constitutes taxable compensation that will be reported on a W-2 form. The Company takes the position that any ordinary income recognized upon a sale or other disposition is not subject to withholding.
Tax Treatment of non-U.S.-based Participants. For participants residing outside the U.S., the Company will assess its requirements regarding tax, social insurance and other applicable taxes in connection with participation in the Purchase Plan. These requirements may change from time to time as laws or interpretations change.
Tax Treatment of the Company. The Company is entitled to a deduction in connection with the disposition of shares acquired under the Purchase Plan only to the extent that the employee recognized ordinary income on a disqualifying disposition of the shares. The Company treats any transfer of record ownership of shares, including transfer to a broker or nominee or into “street name,” as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, employees are required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.
Proposed amendment of the 2000 Employee Stock Purchase Plan. At the Annual Meeting, stockholders will be asked to approve an amendment to the Purchase Plan to increase by 1,500,000 the number of shares of the Company’s common stock reserved for issuance under the Purchase Plan. None of these proposed shares have been granted or issued on the basis of such proposed approval.

Appendix C
ELECTRONIC ARTS INC.
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER
As Amended May 24, 2006

1.	PURPOSE
The Audit Committee of the Board of Directors (the “Committee”) is charged with providing assistance to the Board of Directors (the “Board”) in fulfilling its responsibility to Electronic Arts Inc. (“EA”) and its stockholders in overseeing (a) management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of EA, including EA’s compliance with legal and regulatory requirements, (b) the independent auditor’s qualifications and independence, (c) the performance of EA’s internal audit function and independent auditor, and (d) the preparation of the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in EA’s annual proxy statement.
It is not the role of the Committee to plan or conduct audits, to guarantee the accuracy or quality of EA’s financial statements or to determine that the financial statements are in accordance with generally accepted accounting principles and applicable laws and regulations. These are the responsibilities of management, the independent auditor and internal auditors. It is the responsibility of the Committee to maintain regular and open communication among the directors, the independent auditor, the internal auditors, and the financial management of EA.

2.	COMPOSITION OF THE COMMITTEE
The Committee will consist of not less than three independent directors. To be considered “independent,” the member, and the compensation received by such member, must satisfy the requirements of all applicable laws and regulations relative to audit committee independence, including without limitation those of the NASDAQ Marketplace Rules and the SEC, as determined by the Board. The members of the Committee shall possess such degree of financial or accounting expertise as may be required by law or by the regulations of the SEC or the NASDAQ Marketplace Rules, as the Board of Directors interprets such qualification in its business judgment. In addition, at least one member of the Committee shall possess the requisite financial sophistication to qualify as a “financial expert” under applicable SEC regulations. Each appointed Committee member will be subject to annual reconfirmation and may be removed by the Board at any time.

3.	RESPONSIBILITIES AND DUTIES
In carrying out its purpose, the Committee will have the following responsibilities and duties:
Appointment of the Independent Auditor. To the extent required by applicable law or regulation: (i) the Committee will be directly responsible for the appointment, retention, compensation and oversight of EA’s registered public accounting firm (the “independent auditor”), including the resolution of any disagreements between management and the independent auditor regarding financial reporting, (ii) the independent auditor shall report directly to the Committee, (iii) the Committee shall approve in advance all auditing services (including comfort letters and statutory audits) performed by the independent auditor, (iv) the Committee shall approve in advance all permitted non-audit services performed by the independent auditor and (v) all non-audit services to be performed by the independent auditor shall be disclosed. The Committee may delegate to one or more members of the Committee the authority to grant pre-approvals required by this subsection, and the decisions of the member to whom this authority is delegated shall be presented to the Committee at the next scheduled meeting of the Committee.

Annual Statement from the Independent Auditor. The Committee is responsible for obtaining from the independent auditor at least annually, a formal written statement delineating all relationships between the auditor and EA, consistent with Independence Standards Board Standard 1 (as such may be modified or superseded from time to time). The Committee shall be responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking, or recommending that the Board of Directors take, such appropriate action as may be necessary to satisfy itself as to the qualifications, performance and independence of the independent auditor. To the extent required by law or regulation, the annual statement also shall describe: (a) the firm’s internal quality control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.
Risk Assessment and Accounting Controls. The Committee will review with the independent auditor, EA’s internal auditors, and appropriate financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of EA, and guidelines and policies to govern the process by which risk assessment and risk management is undertaken, and will elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.
The Annual Audit. The Committee will meet with the independent auditor and financial management of EA to review the scope of the proposed audit plan for the current year and the audit procedures to be utilized, and approve the budget for such audit. At the conclusion of the annual audit, the Committee will also review such audit, including any comments or recommendations of the independent auditor.
Review of Issues. The Committee will regularly review with the independent auditor any audit problems or difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management, and management’s response. In that regard, no officer or director of EA, or any other person acting under the direction thereof, shall violate any law or regulation that prohibits fraudulently influencing, coercing, manipulating, or misleading any independent auditor engaged in the performance of an audit of the financial statements of EA for the purpose of rendering such financial statements materially misleading.
Hiring Policies. The Committee will set clear hiring policies for employees or former employees of the independent auditor consistent with statutory and regulatory requirements.
Related Party Transactions. The Committee will review and approve any “related party transactions”, as such term is defined by SEC rules and regulations and NASDAQ Marketplace Rules.
Complaint Procedures. The Committee will establish and maintain procedures for the (i) receipt, retention, treatment, process and disposition of complaints received by EA regarding accounting, internal accounting controls or audit matters, and (ii) the confidential, anonymous submission by employees of EA of concerns regarding accounting or auditing matters.
Internal Audit Function. The Committee will oversee the internal audit function of EA, including the independence and authority of its reporting obligations, its annual budget, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor. The head of the Company’s internal audit function will report directly to the Committee. The Committee will receive, as necessary, notification of material adverse findings from internal audits and a progress report on the proposed internal audit plan, as appropriate, with explanations for changes from the original plan.
Earnings Releases. The Committee will discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, though this may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and the

Committee need not discuss in advance each earnings release or each instance in which EA may provide earnings guidance.
Review of Financial Statements. The Committee will discuss with management and the independent auditor the annual audited financial statements and the quarterly unaudited financial statements, including a discussion of all matters relevant thereto that are required to be discussed under any applicable law or regulation or that the Committee otherwise considers it desirable to discuss.
Review of Additional Matters. The Committee will also review from time to time such additional matters as may be required by law or regulation, or that it deems advisable to review, including without limitation EA’s critical accounting policies, the status of any significant income tax matters, the Company’s investment and foreign exchange policies and practices, and certifications by management of EA’s filings with the Securities and Exchange Commission.
Separate Meetings. Periodically, the Committee shall meet separately with management, with the internal auditors, and with the independent auditor.
Investigations. The Committee will investigate any matter brought to its attention within the scope of its duties to the extent and in such manner as it considers appropriate (including confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters). The Committee will discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding EA’s financial statements or accounting policies. EA will follow all provisions of law or regulation that prohibit discipline of or discrimination against employees who report what they reasonably believe to be violations of any law, rule or regulation applicable to EA.
Ethics Policy Compliance. The Committee will review compliance with EA’s Code of Conduct annually. To the extent required by applicable laws or regulations: (a) the Code of Conduct will continue to be applicable to senior financial officers of EA, including its Chief Financial Officer, and its controller or principal accounting officer, and to persons performing similar functions; and (b) EA’s Code of Conduct shall continue to include such standards as are reasonably designed to deter wrongdoing and to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in the reports EA files with or furnishes to the SEC and in other public communications made by EA; (3) compliance with applicable governmental laws, rules and regulations; (4) the prompt internal reporting of violations of the Code of Conduct to an appropriate person or persons identified in the Code of Conduct; and (5) accountability for adherence to the Code of Conduct.
Legal Compliance. The Committee will review compliance with EA’s legal compliance policies annually. The Committee will discuss with EA’s General Counsel legal matters that may have a material impact on EA’s financial statements or compliance policies.
Outside Advisors. The Committee may obtain advice and assistance from outside legal, accounting or other advisors as it deems appropriate. It may retain these advisors without seeking approval of the Board of Directors. EA will provide appropriate funding, as determined by the Audit Committee, for payment of the compensation of the independent auditor and of any advisors engaged by the Committee, and for ordinary administrative expenses necessary or appropriate in carrying out its duties.
Access to Management. The Committee shall have full access to EA’s executives and personnel as necessary to carry out its responsibilities.
Review of Charter. The Committee will review the Committee Charter from time to time and at least annually and recommend any changes to the Board.
Reporting to the Board. The Committee will report to the Board on the major items covered at each Committee meeting. The Committee will review with the full Board of Directors any issues that arise with respect to the quality or integrity of EA’s financial statements, EA’s compliance with legal or regulatory requirements, the performance and independence of EA’s independent auditor, or the performance of the internal audit function.
Notwithstanding the foregoing, any action of the Committee may be subject to Board review and may be revised, modified or rescinded by the Board.

4.	COMMITTEE MEETINGS
The Committee will meet as often as necessary to carry out its responsibilities and in any event at least quarterly. Meetings may be called by any Committee member and/or by the management of EA. A majority of the total number of members of the Committee will constitute a quorum at all Committee meetings and a quorum will be empowered to act on behalf of the Committee. Minutes of each meeting will be duly filed in EA’s records.

Appendix D
(included only with electronic filing of Schedule 14A with the SEC;
Appendix D is not a part of the proxy statement)

ELECTRONIC ARTS INC.
2000 EQUITY INCENTIVE PLAN
As Proposed to be Amended by the Stockholders on July 27, 2006
1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights. Capitalized terms not defined in the text are defined in Section 24.
2. SHARES SUBJECT TO THE PLAN.
     2.1 Number of Shares. Subject to Sections 2.2, 2.3 and 19, the aggregate number of Shares that have been reserved pursuant to this Plan is 67,400,000 Shares. Shares that are: (a) subject to issuance upon exercise of an Award but cease to be subject to such Award for any reason other than exercise of such Award; (b) subject to an Award granted hereunder but are forfeited; or (c) subject to an Award that otherwise terminates or is settled without Shares being issued shall revert to and again become available for issuance under the Plan; provided, however, that no more than 7,000,000 Shares subject to Options cancelled and not otherwise required to satisfy Awards issued in exchange for such Options in connection with the stock option exchange program described in the Company’s definitive proxy statement dated June 30, 2006, shall revert to and again become available for issuance under the Plan. The following Shares shall not again become available for issuance under the Plan: (x) Shares that are not issued or delivered as a result of the net settlement of an Option or Stock Appreciation Right; (y) Shares that are used to pay the exercise price or withholding taxes related to an Award; or (z) Shares that are repurchased by the Company with the proceeds of an Option exercise. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options and Stock Appreciation Rights granted under this Plan and all other outstanding but unvested Awards granted under this Plan.
     2.2 Limitation on Number of Shares Subject to Restricted Stock Awards and Restricted Stock Unit Awards. The number of Shares that may be issued under Sections 6 and 7 of this Plan shall not exceed 15,000,000 in the aggregate.
     2.3 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Awards, and (c) the number of Shares associated with other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.
3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees and directors of the Company or any Parent or Subsidiary of the Company. No person will be eligible to receive Awards covering more than 1,400,000 Shares in any calendar year under this Plan, of which no more than 400,000 Shares shall be covered by Awards of Restricted Stock or Restricted Stock Units, other than new employees of the Company or of a

Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive Awards covering up to a maximum of 2,800,000 Shares in the calendar year in which they commence their employment, of which no more than 800,000 Shares shall be covered by Awards of Restricted Stock or Restricted Stock Units. For purposes of these limits, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.
4. ADMINISTRATION.
     4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, the Committee will have the authority to:
(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.
     4.2 Committee Discretion. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to (i) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan, and (ii) grant an Award under this Plan to Participants who are not Insiders of the Company.

     4.3 Section 162(m). To the extent that Awards are granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee, which may be the Committee, of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the committee, in its discretion, may set restrictions based upon the achievement of performance goals. The performance goals shall be set by the committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards that are intended to qualify under Section 162(m) of the Code, the committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the performance goals).
5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
     5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 10 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.
     5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
     5.3 Exercise Period; Performance Goals.
     (a) Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided, further, that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
     (b) Participant’s ability to exercise Options shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Stock Option Agreement. Options may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on an Option, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Option; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares subject to such Option. Prior to such Option becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different Performance Periods and have different performance goals and other criteria.
     5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the

Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9 of this Plan.
     5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.
     5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:
(a)	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c)	Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In the event that the Committee has delegated to one or more officers of the Company the authority set forth in Section 4.2 above and Participant has been notified that such officer or officers has made a determination that Participant has been terminated for Cause, Participant shall have five (5) business days (measured from the date he or she was first notified of such determination) to appeal such determination to the Committee. If Participant appeals to the Committee in a timely manner, the Committee shall give the Participant an opportunity to present to the Committee evidence on his or her behalf. If the Committee has not delegated to one or more officers of the Company the authority set forth in Section 4.2, and the Committee makes such Cause determination itself, such decision shall be deemed final and unappealable. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company or Subsidary dispatches notice or advice to the Participant that his service is terminated.
     5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.
     5.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
     5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, (ii) any such action shall not extend the exercise period of the Option to a date later than the later of (a) the fifteenth day of the third month following the date on which the Option otherwise would have expired or (b) December 31 of the calendar year in which the Option would have otherwise expired, and (iii) the Committee may not reduce the Exercise Price of outstanding Options without the approval of the stockholders. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.
     5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
     6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to grant or to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), if any, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:
6.1 Form of Restricted Stock Award. All grants or purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment, if any, for the Shares to the

Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment, if any, for the Shares to the Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, then the offer will terminate, unless otherwise determined by the Committee.
     6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award, if any, will be determined by the Committee on the date the Restricted Stock Award is granted. At the Committee’s discretion, consideration for the Restricted Stock Award may be in the form of continued service to the Company or a Subsidiary. Payment of the Purchase Price may be made in accordance with Section 9 of this Plan.
     6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
     6.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.
7. RESTRICTED STOCK UNITS. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of the Company’s Common Stock. A Restricted Stock Unit does not constitute a share of, nor represent any ownership interest in, the Company. The Committee will determine the number of Restricted Stock Units granted to any eligible person; whether the Restricted Stock Units will be settled in Shares, in cash, or in a combination of the two; the price to be paid (the "Purchase Price”), if any, for any Shares issued pursuant to a Restricted Stock Unit; the restrictions to which the Restricted Stock Units will be subject, and all other terms and conditions of the Restricted Stock Units, subject to the following:
     7.1 Form of Restricted Stock Unit Award. All Restricted Stock Units granted pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Unit Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock Units will be accepted by the Participant’s execution and delivery of the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, from the date the Restricted Stock Unit Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, then the offer will terminate, unless otherwise determined by the Committee.
     7.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Unit, if any, will be determined by the Committee on the date the Restricted Stock Unit is granted. At the Committee’s discretion, consideration for the Restricted Stock Unit may be in the form of continued

service to the Company or a Subsidiary. Payment of the Purchase Price, if any, shall be made in accordance with Section 9 of this Plan when the Shares are issued.
     7.3 Terms of Restricted Stock Units. Restricted Stock Units shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Unit Agreement. Restricted Stock Units may vary from Participant to Participant and between groups of Participants. Prior to the grant of Restricted Stock Units, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Unit; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Restricted Stock Units that will be awarded to the Participant. Prior to the payment (whether in Shares, cash or otherwise) of any Restricted Stock Units, the Committee shall determine the extent to which such Restricted Stock Units have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Units that are subject to different Performance Periods and have different performance goals and other criteria.
     7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Units only to the extent earned as of the date of Termination in accordance with the Restricted Stock Unit Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.
     7.5 Payment When Restrictions Lapse. The cash or Shares that a Participant is entitled to receive pursuant to a Restricted Stock Unit shall be paid or issued to the Participant when all applicable restrictions and other conditions applicable to the Restricted Stock Unit have lapsed or have been satisfied, unless the Restricted Stock Unit Agreement provides for a later settlement date in compliance with Section 409A of the Code.
8. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights or SARs to eligible persons and will determine the number of Shares subject to the SARs, the Exercise Price of the SARs, the period during which the SARs may be exercised, and all other terms and conditions of the SARs, subject to the following:
     8.1 Form of SAR Grant. SARs granted under this Plan will be evidenced by an Award Agreement that will expressly identify the SARs as freestanding SARs (SARs granted independent of any other Option), tandem SARs (SARs granted in connection with an Option, or any portion thereof), or any combination thereof (“SAR Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.
     8.2 Date of Grant. The date of grant of a SAR will be the date on which the Committee makes the determination to grant such SAR, unless otherwise specified by the Committee. The SAR Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the SAR.
     8.3 Exercise Price and Other Terms.
     (a) The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted; provided, further, that the Exercise Price for freestanding SARs shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date. The Exercise Price for tandem SARs shall equal the Exercise Price of the related Option.

     (b) Participant’s ability to exercise SARs shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual SAR Agreement. SARs may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on a SAR, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the SAR; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares subject to such SAR. Prior to such SAR becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to SAR that are subject to different Performance Periods and have different performance goals and other criteria.
     8.4 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. Tandem SARs may be exercised only with respect to the Shares for which the related Option is then exercisable. With respect to tandem SARs granted in connection with an Option: (a) the tandem SARs shall expire no later than the expiration of the underlying Option; (b) the value of the payout with respect to the tandem SARs shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SARs are exercised; and (c) the tandem SARs shall be exercisable only when the Fair Market Value of the Shares subject to the underlying Option exceeds the Exercise Price of the Option.
     8.5 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.
     8.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The difference between (i) the Fair Market Value of a Share on the date of exercise (or such other date as may be determined by the Committee and set forth in the Participant’s SAR Agreement) and (ii) the Exercise Price; times

(b)	The number of Shares with respect to which the SAR is exercised.
     At the discretion of the Committee, the payment upon exercise of the SAR may be in cash, in Shares of equivalent value, or in some combination thereof.
     8.7 Termination. Notwithstanding the exercise periods set forth in the SAR Agreement, exercise of a SAR will always be subject to the following:
(a)	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s SAR only to the extent that such SAR would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event, no later than the expiration date of the SAR.

(b)	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s SAR may be exercised only to the extent that such SAR would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the SAR.
(c)	Notwithstanding the provisions in paragraph 8.7(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the SAR shall be entitled to exercise any SAR with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. In the event that the Committee has delegated to one or more officers of the Company the authority set forth in Section 4.2 above and Participant has been notified that such officer or officers has made a determination that Participant has been terminated for Cause, Participant shall have five (5) business days (measured from the date he or she was first notified of such determination) to appeal such determination to the Committee. If Participant appeals to the Committee in a timely manner, the Committee shall give the Participant an opportunity to present to the Committee evidence on his or her behalf. If the Committee has not delegated to one or more officers of the Company the authority set forth in Section 4.2, and the Committee makes such Cause determination itself, such decision shall be deemed final and unappealable. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company or Subsidiary dispatches notice or advice to the Participant that his service is terminated.
     8.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding SARs and authorize the grant of new SARs, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any SAR previously granted, (ii) any such action shall not extend the exercise period of the SAR to a date later than the later of (a) the fifteenth day of the third month following the date on which the SAR otherwise would have expired or (b) December 31 of the calendar year in which the Option would have otherwise expired, and (iii) the Committee may not reduce the Exercise Price of outstanding SARs without the approval of the stockholders.
9. PAYMENT FOR SHARE PURCHASES. Where expressly approved for the Participant by the Committee and where permitted by law, payment for Shares purchased pursuant to this Plan may:
(a)	be made in cash (by check);

(b)	by cancellation of indebtedness of the Company to the Participant;

(c)	by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:
(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
(f)	by withholding from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to satisfy the Exercise Price or Purchase Price (the Fair Market Value of the Shares to be withheld shall be determined on the date that the Award is exercised by the Participant); or

(g)	by any combination of the foregoing; or

(h)	such other consideration and method of payment for issuance of Shares to the extent permitted by applicable laws.
10. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.
     10.1 Types of Awards and Shares. Awards granted under this Plan and subject to this Section 10 may, at the discretion of the Committee, be NQSOs or SARs; provided, however, that any payment upon exercise of SARs granted pursuant to this section 10 shall be in Shares of equivalent value.
     10.2 Eligibility. Awards subject to this Section 10 shall be granted only to Outside Directors. Outside Directors shall also be eligible to receive Awards granted pursuant to sections 5, 6, 7 and 8 hereof at such times and on such conditions as determined by the Committee.
     10.3 Initial Grant. Each Outside Director who first becomes a member of the Board on or after the Effective Date will automatically be granted an Option or SAR, as determined by the Committee, for 25,000 Shares (an “Initial Grant”) on the date such Outside Director first becomes a member of the Board.
     10.4 Succeeding Grants. Upon re-election to the Board at each Annual Meeting of Stockholders, each Outside Director will automatically be granted an Option or SAR, as determined by the Committee, for 10,000 Shares (a “Succeeding Grant”); provided, however, that any such Outside Director who received an Initial Grant since the last Annual Meeting of Stockholders will receive a prorated Succeeding Grant to purchase a number of Shares equal to 10,000 multiplied by a fraction whose numerator is the number of calendar months or portions thereof that the Outside Director has served since the date of the Initial Grant and whose denominator is twelve.

     10.5 Vesting. The date an Outside Director receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the “Start Date” for such Award. Each Initial Grant will vest as to 2% of the Shares on the Start Date for such Initial Grant, and as to an additional 2% of the Shares on the first day of each calendar month after the Start Date, so long as the Outside Director continuously remains a director of the Company. Succeeding Grants will vest in accordance with each Stock Option Agreement or SAR Agreement, as the case may be.
     Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 19.1, the vesting of all Awards granted to Outside Directors pursuant to this Section 10 will accelerate and such Awards will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event. Any Awards not exercised within such three-month period shall expire.
     10.6 Exercise Price. The exercise price of an Award pursuant to an Initial Grant or Succeeding Grant shall be the Fair Market Value of the Shares at the time that the Award is granted.
     10.7 Shares in Lieu of Cash Compensation . Each Outside Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof Shares. Any such election shall be in writing and must be made before the services are rendered giving rise to such compensation, and may not be revoked or changed thereafter during the Outside Director’s term. On such election, the cash compensation otherwise payable will be increased by 10% for purposes of determining the number of Shares to be credited to such Outside Director. If an Outside Director so elects to receive Shares in lieu of cash, there shall be credited to such Outside Director a number of Shares equal to the amount of the cash compensation so reduced (increased by 10% as described in the preceding sentence) divided by the Fair Market Value on the day in which the compensation would have been paid in the absence of such election.
11. WITHHOLDING TAXES.
     11.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax and social security requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax and social security requirements.
     11.2 Stock Withholding. When, under applicable tax or social security laws, a Participant incurs tax or social security liability in connection with the exercise or vesting of any Award that is subject to tax or social security withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum tax or social security withholding obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.
12. TRANSFERABILITY.
     12.1 Except as otherwise provided in this Section 12, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

     12.2 All Awards other than NQSOs and SARs. All Awards other than NQSOs and SARs shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.
     12.3 NQSOs and SARs. Unless otherwise restricted by the Committee, a NQSO and SAR shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO or SAR by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in a Stock Option Agreement or SAR Agreement, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO and SAR but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.
13. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
     13.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 13.2.
     13.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.
14. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
15. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the

Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
16. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards; provided, however, that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding Option followed by its immediate replacement with a new Option having a lower Exercise Price. The Committee may, subject to approval by the Company’s stockholders, at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.
17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
18. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.
19. CORPORATE TRANSACTIONS.
     19.1 Assumption or Replacement of Awards by Successor. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Section 19.1, such Awards will accelerate and will become exercisable in full prior to the consummation of such transaction at such time and on such conditions as the Committee will determine, and if such Awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.
     19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.
     19.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Sections 409A and 424(a) of the Code). In the event the Company elects to grant a new Option or SAR rather than assuming an existing option, such new Option or SAR may be granted with a similarly adjusted Exercise Price.
20. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option or SAR may be exercised prior to initial stockholder approval of this Plan; (b) no Option or SAR granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.
21. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.
22. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.
23. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
24. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

     "Award” means any award under this Plan, including any Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right.
     "Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
     "Board” means the Board of Directors of the Company.
     "Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty, other acts constituting gross misconduct, or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.
     "Code” means the Internal Revenue Code of 1986, as amended.
     "Committee” means the Compensation Committee of the Board.
     "Company” means Electronic Arts Inc. or any successor corporation.
     "Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.
     "Exchange Act” means the Securities Exchange Act of 1934, as amended.
     "Exercise Price” means the price at which a holder of an Option or a SAR, as the case may be, may purchase the Shares issuable upon exercise of such Option or SAR.
     "Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d)	if none of the foregoing is applicable, by the Committee in good faith.
     "Family Member” includes any of the following:
(a)	child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)	any person (other than a tenant or employee) sharing the Participant’s household;

(c)	a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)	a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)	any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.
     "Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
     "Option” means an award of an option to purchase Shares pursuant to Section 5.
     "Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.
     "Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     "Participant” means a person who receives an Award under this Plan.
     "Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
(a)	Net revenue;

(b)	Earnings before interest, income taxes, depreciation and amortization;

(c)	Operating income;

(d)	Operating margin;

(e)	Net income;

(f)	Earnings per share;

(g)	Total stockholder return;

(h)	The Company’s stock price;

(i)	Growth in stockholder value relative to a pre-determined index;

(j)	Return on equity;

(k)	Return on invested capital;

(l)	Operating cash flow;

(m)	Free cash flow;

(n)	Economic value added; and

(o)	Individual confidential business objectives.

     The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
     "Performance Period” means the period of service determined by the Committee, which shall be no less than one calendar quarter nor more than five years (unless tied to a specific and objective milestone or event), during which time of service or performance is to be measured for Awards.
     "Plan” means this EA 2000 Equity Incentive Plan, as amended from time to time.
     "Restricted Stock Award” means an award of Shares that are subject to restrictions pursuant to Section 6.
     “Restricted Stock Unit” means an award of the right to receive, in cash or Shares, the value of a share of the Company’s Common Stock pursuant to Section 7.
     "SEC” means the Securities and Exchange Commission.
     "Securities Act” means the Securities Act of 1933, as amended.
     "Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.
     "Stock Appreciation Right” or "SAR” means an Award, granted alone or in tandem with a related Option that pursuant to Section 8 is designated as a SAR.
     "Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     "Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
     "Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.
     "Vested Shares” means “Vested Shares” as defined in the Award Agreement.

Appendix E
(included only with electronic filing of Schedule 14A with the SEC;
Appendix E is not a part of the proxy statement)

ELECTRONIC ARTS INC.
2000 EMPLOYEE STOCK PURCHASE PLAN
As Proposed to be Amended by the Stockholders on July 27, 2006
     1. Establishment of Plan. Electronic Arts Inc., (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this 2000 Employee Stock Purchase Plan (the “Plan”). For purposes of this Plan, “parent corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the Plan shall feature two components: (i) an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section) for participants residing in the U.S., and (ii) an “employee stock purchase plan” that is intended to grant purchase rights under rules, procedures or sub-plans that are not intended to qualify Section 423 of the Code for participants that are not residing in the U.S. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 6,800,000 shares of Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.
     2. Purposes. The purpose of the Plan is to provide employees of the Company and its Subsidiaries designated by the Board of Directors as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Subsidiaries, and to provide an incentive for continued employment.
     3. Administration. This Plan may be administered by the Board or a committee appointed by the Board (the “Committee”). The Plan shall be administered by the Board or a committee appointed by the Board consisting of not less than three (3) persons (who are members of the Board), each of whom is a disinterested director. As used in this Plan, references to the “Committee” shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, if applicable, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
     4. Eligibility. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:
          (a) employees who are not employed by the Company or its Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;
          (b) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and
          (c) employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan.
     For employees of Subsidiaries located in the U.S., the following would not be eligible to participate in an Offering Period:
          (a) employees who are customarily employed for less than 20 hours per week, and
          (b) employees who are customarily employed for less than five (5) months in a calendar year.

     5. Offering Dates. The Offering Periods of the Plan (the “Offering Period”) shall be of twelve (12) months duration commencing on the first business day of March and September of each year and ending on the last business day of February and August, respectively, hereafter. The first Offering Period shall commence on September 1, 2000. The first day of each Offering Period is referred to as the “Offering Date”. Each Offering Period shall consist of two (2) six-month purchase periods (individually, a “Purchase Period”), during which payroll deductions of the participant are accumulated under this Plan. Each such six-month Purchase Period shall commence on the first business day of March and September of an Offering Period and shall end on the last business day of the following August and February, respectively. The last business day of each Purchase Period is hereinafter referred to as the Purchase Date. The Board of Directors of the Company shall have the power to change the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period, as the case may be, to be affected.
     6. Participation in the Plan. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company’s or Subsidiary’s (whichever employs such employee) payroll department (the “payroll department”) not later than the 15th day of the month before such Offering Date unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period a subscription agreement authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the payroll department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing the subscription agreement with the payroll department not later than the 15th day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period. A participant in the Plan may participate in only one Offering Period at any time.
     In jurisdictions where payroll deductions are not permitted under local law, the eligible employees may participate in the Plan by making contributions in the form that is acceptable and approved by the Board or Committee.
     7. Grant of Option on Enrollment. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on each Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee’s payroll deduction account during such Purchase Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (the “Entry Price”) or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date, provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to all Purchase Periods within the applicable Offering Period or Purchase Period, or (b) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.
     8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
(a)	the fair market value on the Offering Date, or

(b)	the fair market value on the Purchase Date.
     For purposes of the Plan, the term “fair market value” on a given date shall mean the closing bid from the previous day’s trading of a share of the Company’s Common Stock as reported on the NASDAQ National Market System.
     9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.
          (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the employee’s compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). Compensation shall mean base salary, commissions, overtime, performance bonuses, discretionary bonuses, stay bonuses, referral bonuses, sabbatical cash outs, shift differentials, and such other forms of compensation as the Committee, in the exercise of its discretion under the Plan, may designate as subject to payroll deductions for purposes of the Plan. Notwithstanding the foregoing, Compensation shall not include car benefits/allowances, income derived from stock options, equity-based compensation, or payments made in connection with termination (including, but not limited to, holiday accrual cash outs, severance pay, separation pay, or ex gratia payments). Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.
          (b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the payroll department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the payroll department’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Purchase Period. A participant may increase or lower the rate of payroll deductions for any subsequent Purchase Period by filing with the payroll department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Purchase Period.
          (c) Subject to the laws of the local jurisdiction, all payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. Subject to the laws of the local jurisdiction, all payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
          (d) On each Purchase Date, as long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash; provided, however, that any amount remaining in participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.
          (e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option; provided that the Board may deliver certificates to a broker or brokers that hold such certificates in street name for the benefit of each such participant.
          (f) During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
     10. Limitations on Shares to be Purchased.
          (a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds US$25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.
          (b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.
          (c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Purchase Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum

          Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Purchase Periods unless revised by the Board as set forth above.
          (d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each employee affected thereby.
          (e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.
     11. Withdrawal.
          (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the payroll department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.
          (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan. However, if the participant is an “insider” for purposes of Rule 16(b), he or she shall not be eligible to participate in any Offering Period under the Plan which commences less than six (6) months from the date of withdrawal from the Plan.
          (c) A participant may participate in the current Purchase Period under an Offering Period (the “Current Offering Period”) and enroll in the Offering Period commencing after such Purchase Period (the “New Offering Period”) by (i) withdrawing from participating in the Current Offering Period effective as of the last day of a Purchase Period within that Offering Period and (ii) enrolling in the New Offering Period. Such withdrawal and enrollment shall be effected by filing with the payroll department at least fifteen (15) days prior to the end of a Purchase Period such form or forms as are provided for such purposes.
     12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or re employment upon the expiration of such leave is guaranteed by contract or statute.
     13. Return of Payroll Deductions. In the event an employee’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan, unless otherwise required by the laws of a local jurisdiction.
     14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.
     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.
     15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.
     16. Reports. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.
     17. Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within twelve (12) months from the Purchase Date on which such shares were purchased (the “Notice Period”). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.
     18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.
     19. Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan. The Section 423 component of the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Section 423 component of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.
     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     21. Stockholder Approval of Amendments. Any required approval of the stockholders of the Company for an amendment shall be solicited at or prior to the first annual meeting of stockholders held subsequent to the grant of an option under the Plan as then amended to an officer or director of the Company. If such stockholder approval is obtained at a duly held stockholders’ meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the company represented and voting at the meeting, or if such stockholder approval is obtained by written consent, it must be obtained by the majority of the outstanding shares of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Section 423 component of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”).
     22. Designation of Beneficiary
          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to a Purchase Date.
          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     24. Applicable Law. Except as otherwise expressly required under the laws of a country, the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of California, United States of America. Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Plan.
     25. Amendment or Termination of the Plan. This Plan shall be effective on the day after the effective date of the Company’s Registration Statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares issuable under the Plan (the “Effective Date”), subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board of Directors of the company and the Plan shall continue until the earlier to occur of termination by the Board, issuance of all of the shares of Common Stock reserved for issuance under the Plan, or ten (10) years from the adoption of the Plan by the Board. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:
          (a) Increase the number of shares that may be issued under the Plan;
          (b) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or
          (c) Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.
     26. Rules for Foreign Jurisdictions.
          (a) The Board or Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of the law and procedures of foreign jurisdictions. Without limiting the generality of the foregoing, the Board or Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements.

          (b) The Board or Committee may also adopt rules, procedures or sub-plans applicable to particular subsidiaries or locations, which —sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superceded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. To extent inconsistent with the requirements of Code Section 423, such sub-plan shall be considered part of the Non-423 Plan, and options granted thereunder shall not be considered to comply with Code Section 423.
     27. Designation of Subsidiaries. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries whose Employees shall be eligible to participate in the Plan. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the shareowners of the Corporation.

ELECTRONIC ARTS INC.
PROXY FOR 2006 ANNUAL MEETING OF STOCKHOLDERS
The undersigned stockholder of Electronic Arts Inc., a Delaware corporation (the “Company”), hereby appoints Lawrence F. Probst III and Warren C. Jenson, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf of and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters, 209 Redwood Shores Parkway, Building 250, Redwood City, CA 94065 on July 27, 2006, at 2:00 p.m., and at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for the nominees listed below
Nominees: M. Richard Asher, Leonard S. Coleman, Gary M. Kusin, Gregory B. Maffei, Timothy Mott, Vivek Paul,
Lawrence F. Probst III, Richard A. Simonson, and Linda J. Srere
Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line:

2.	APPROVAL OF STOCK OPTION EXCHANGE PROGRAM

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

☐	FOR	☐	AGAINST	☐	ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR
PROPOSALS 2, 3, 4 and 5.
(Continued and to be executed on reverse side)

(Continued from other side)
THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3, 4 and 5. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
The undersigned hereby acknowledges receipt of (a) the Notice of 2006 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the fiscal year ended March 31, 2006.
Please sign exactly as your name(s) appears on
your stock certificate. If shares are held in
the names of two or more persons (including
husband and wife, as joint tenants or otherwise)
all persons must sign. If shares are held by a
corporation, the proxy should be signed by the
president or vice president and the secretary or
assistant secretary. Fiduciaries who execute the
proxy should give their full title.

Signature

Signature Dated: , 2006